Exhibit 10.4
EXECUTION COPY
Amended and Restated
Sale and Servicing Agreement
by and among
Bay View 2005 Warehouse Trust,
as Issuer,
Bay View Warehouse Corporation,
as Depositor
Bay View Acceptance Corporation,
as Servicer and as Contributor
and
JPMorgan Chase Bank, N.A.,
as Indenture Trustee
and
Systems & Services Technologies, Inc.,
as Backup Servicer
Dated as of November 11, 2005
Bay View 2005 Warehouse Trust
Up to $450,000,000 Warehouse Funding Facility

i

ii

iii

Sale and Servicing Agreement
     This Amended and Restated Sale and Servicing Agreement (as amended and supplemented from time to time, the “Sale and Servicing Agreement” or the “Agreement”) is made as of November 11, 2005 (the “Effective Date”), by and among Bay View 2005 Warehouse Trust, a statutory trust established under the laws of the State of Delaware, as issuer (the “Issuer”), Bay View Warehouse Corporation, a corporation established under the laws of the State of Delaware, as depositor (the “Depositor”), Bay View Acceptance Corporation (“Bay View Acceptance”), a Nevada corporation, as servicer (the “Servicer”) and as contributor (the “Contributor”), JPMorgan Chase Bank, N.A., as indenture trustee (the “Indenture Trustee”), and Systems & Services Technologies, Inc., as backup servicer (the “Backup Servicer”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in that certain Indenture dated as of even date herewith (the “Indenture”) by and between the Issuer and the Indenture Trustee.
Preliminary Statement
     Whereas, the Issuer, the Depositor, the Servicer, the Indenture Trustee, and the Backup Servicer (collectively, the “Parties”), entered into the Sale and Servicing Agreement, dated as June 20, 2005 (the “Prior Agreement”); and
     Whereas, the Parties wish to amend and restate the Prior Agreement.
     Whereas, the Indenture provides for the issuance by the Issuer of its Automobile Receivables Backed Notes, Series 2005-1 (the “Notes”) to the Noteholders; and
     Whereas, Bay View Acceptance has acquired and will acquire certain motor vehicle receivables evidenced by retail installment contracts and security agreements secured by security interests in the related Financed Vehicles; and
     Whereas, pursuant to the Contribution Agreement and each Contributor Assignment on the Closing Date and on each Funding Date, Bay View Acceptance, as Contributor, contributed the Initial Receivables and will contribute the related Subsequent Receivables, respectively, to the Depositor; and
     Whereas, pursuant to the terms of the Indenture, on the Closing Date, the Issuer pledged the Receivables and the security interests in the Financed Vehicles and the other items of the Trust Estate to the Indenture Trustee for the benefit of the Noteholders, the Agent and the Financial Institutions; and
     Whereas, pursuant to the terms of the Custodian Agreement, the Depositor is obligated to deliver or cause to be delivered to the Custodian, the documents to be included in the Custodian File, which are to be held by the Custodian pursuant to the terms of the Custodian Agreement; and
     Whereas, the Issuer, the Depositor, the Servicer, the Indenture Trustee and the Backup Servicer wish to enter into this Sale and Servicing Agreement and each Depositor Assignment pursuant to which the Depositor transferred on the Closing Date and on each Funding Date will transfer the Initial Receivables and the related Subsequent Receivables, respectively, to the Issuer, and the Servicer will perform the duties as described herein, including servicing and administering collections on all of the Receivables transferred to the Issuer pursuant to the terms of this Agreement and pledged to the Indenture Trustee pursuant to the terms of the Indenture, realizing upon such Receivables, and administering claims made under the Insurance Policies.
     Now Therefore, in consideration of the covenants and conditions contained in this Sale and Servicing Agreement, the parties, intending to be legally bound, hereby agree as follows:
Article I
Definitions
     Section 1.01. Defined Terms. Capitalized terms used but not defined in this Sale and Servicing Agreement shall have the respective meanings assigned to them in the Indenture and the Contribution Agreement unless the context otherwise requires, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.
     “Actual Payment” means, with respect to a Collection Period and a Receivable, all payments received from or on behalf of an Obligor with respect to such Receivable, all of which amounts shall be deposited into the Local Bank Account for deposit into the Collection Account. An Actual Payment does not include Repurchase Prices.
     “Backup Servicer Account” means Account Number 2806462 in the name of the Backup Servicer at Commerce Bank N.A (ABA# 101000019).
     “Backup Servicer Lockbox” means the locked postal box associated with the Backup Servicer Account with respect to which Commerce Bank N.A. has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables.
     “Backup Servicer Termination Fee” means the product of (x) 2 times (y) the Monthly Fee (as set forth in item I.B. of Schedule II hereto) in effect at the time of the Backup Servicer’s termination pursuant to Section 6.01(a) hereof.
     “Backup Servicing Fee” means the fee payable to the Backup Servicer as set forth in Schedule II hereto including, if applicable, the Backup Servicer Termination Fee.
     “Chapter 13 Receivable” means a Receivable (a) the Obligor of which is subject to a proceeding under Chapter 13 of the Bankruptcy Code, (b) the terms of which have been set forth in a plan confirmed in that Chapter 13 proceeding, under which plan, no default has occurred, and (c) on which at least one payment has been made since the confirmation of the plan in the Chapter 13 proceeding.
     “Collection Policy” means the servicing policies and procedures utilized by the Servicer in connection with its servicing of the Receivables, a copy of which is attached hereto as Exhibit E, or, with respect to the Backup Servicer as successor Servicer, the servicing policies and procedures utilized by the Backup Servicer in connection with its servicing of the Receivables.

     “Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.
     “Core State” means, as of any date of determination, any State in which Bay View Acceptance has originated Receivables for more than 12 consecutive months as of such date of determination.
     “Custodian File” shall have the meaning specified in Section 4.01(d).
     “Deposited Assets” means, with respect to each Receivable, all right, title and interest of the Depositor in, to and under (i) the security interest in the related Financed Vehicle granted by the related Obligor pursuant to such Receivable and any accessions thereto, and any other interest of the Depositor in the Financed Vehicles and accessions, including, without limitation, the related Certificate of Title; (ii) any service warranties and service contracts and any physical damage, credit life, risk default, disability, gap or other insurance policies covering the related Financed Vehicle or the related Obligor or refunds in connection therewith relating to the Receivables (including, without limitation, State tax refunds) and any proceeds from the liquidation of the Receivables or Financed Vehicles received after the related Cutoff Date; (iii) all property (including the right to receive future Recoveries) that shall secure a Receivable; (iv) the rights that relate to a Receivable under each Dealer Agreement, including, but not limited to, any recourse against any Dealer; (v) rebates or refunds of premiums and other amounts relating to insurance policies and other items financed under the Receivables or otherwise covering an Obligor or a Financed Vehicle; (vi) the original retail installment contract and security agreement and any amendments thereof evidencing the Receivables; (vii) all documentation in the Custodian File and other documents maintained by the Contributor according to its customary procedures with respect to the Receivables, Financed Vehicles or Obligors; (viii) the Depositor’s rights under the Contribution Agreement and each Contributor Assignment, including, but not limited to, any recourse against the Contributor and any right to require the Contributor to repurchase or make indemnity payments; and (ix) the proceeds of any and all of the foregoing including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other property whether now existing or hereafter arising.
     “Depositor Address” means 818 Oak Park Road, Covina, CA 91724.
     “Depositor Assignment” means the document of assignment substantially in the form attached to this Agreement as Exhibit A.
     “Determination Date” means with respect to a Collection Period, the 15th day of the next calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day.
     “Eligible Servicer” means the Servicer, the Backup Servicer or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Receivables, (b) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts in accordance with the standards of skill and care customary in the industry and (c) is approved in writing by the Majority Holders. The determination of the qualifications specified in subsections (a) and (b) of this definition shall be made by the Majority Holders.

     “FICO Score” means, with respect to any Receivable, the Fair, Isaac & Company Inc. credit risk score with respect to such Receivable.
     “Ineligible Receivable” means any Receivable which: (a) was originated in Maryland and which, at the time of the origination of such Receivable, had a Receivable Balance of less than $25,000, until such time as all required licenses and approvals are obtained, or (b) was originated in Pennsylvania until such time as all the required licenses and approvals are obtained.
     “Holiday Pay Receivables” means those Receivables that (A) have an original FICO Score above 700; (B) have not been Delinquent Receivables within the preceding six (6) months; and (C) have been on the books for at least six (6) months.
     “Holiday Pay Receivables Program” means an extension program offered once per year in the fourth quarter to Receivables meeting the requirements of Holiday Pay Receivables; provided, however that the Agent reserves the right to suspend the Holiday Pay Receivables Program at any time, in its sole discretion.
     “Initial Receivable” means each Receivable transferred from the Contributor to the Depositor and then from the Depositor to the Issuer, and a security interest in which was simultaneously granted by the Issuer to the Indenture Trustee on the Closing Date as set forth on Schedule I attached to the Depositor Assignment dated as of the Closing Date.
     “Insurance Policy” means with respect to a Receivable, any insurance policy (including the insurance policies described in Section 6.03) benefiting the holder of the Receivable and providing coverage for loss or physical damage, credit life, credit disability, theft, mechanical breakdown, gap or similar coverage with respect to the Financed Vehicle or the Obligor.
     “Lendco Receivable” means a Receivable originated by, and purchased by the Contributor from, Lendco Financial Services.
     “Local Bank Account” shall have the meaning specified in Section 7.01(d).
     “Monthly Servicer Report” means with respect to each Determination Date, a report, completed by and executed by the Servicer, in accordance with Section 6.06(b), in the form of Exhibit D or otherwise in form and substance acceptable to the Agent.
     “Non-Core State” means any State which is not a Core State.
     “Pool” means the aggregation of Receivables and related assets contained from time to time in the Issuer’s trust estate.
     “Post Office Boxes” shall have the meaning specified in Section 7.01(d).
     “Pre-Funding Servicer Report” means a report completed by and executed by the Servicer in accordance with Section 6.06(c), in the form of Exhibit H or otherwise in form and substance acceptable to the Agent.
     “Reliening Expenses” shall have the meaning specified in Section 6.04(b).

     “Rule of 78s Method” means the method under which a portion of a payment allocable to earned interest and the portion allocable to principal are determined according to the sum of the month’s digits or any equivalent method commonly referred to as the “Rule of 78s.”
     “Rule of 78s Receivable” means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal are determined in accordance with the Rule of 78s Method.
     “Servicer Event of Default” means an event described in Section 10.01.
     “Servicing Fee” means, with respect to any Payment Date, the fee payable to (i) the initial Servicer for services rendered during the related Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by Aggregate Receivable Balance as of the first day of such Collection Period and (ii) the Backup Servicer (both prior to and while acting as successor Servicer) for services rendered during the related Collection Period, which shall be equal to the Backup Servicing Fees applicable for such services and such Collection Period.
     “Servicing Fee Rate” means 1.0% per annum, so long as Bay View Acceptance or an Affiliate of Bay View Acceptance is the Servicer and the per annum rate negotiated with such successor Servicer if a successor Servicer is acting as the Servicer.
     “Subsequent Receivable” means, with respect to each Funding Date, each Receivable contributed to the Depositor by the Contributor and then transferred from the Depositor to the Issuer and a security interest simultaneously granted to the Indenture Trustee by the Issuer on such Funding Date as set forth as Schedule I to the related Depositor Assignment.
     “Tangible Net Worth” shall have the meaning set forth in the Indenture.
     “Ultra Receivable” means a Receivable originated by, and purchased by the Contributor from, Ultra Funding, Ltd.
     “Weekly Servicer Report” means a report completed by and executed by the Servicer each week in accordance with Section 6.06(a), in the form of Exhibit G or otherwise in form and substance acceptable to the Agent.
Article II
Transfer and Acquisition of Receivables
     Section 2.01. Transfer and Acquisition of Receivables. On the Closing Date and on each Funding Date, subject to the terms and conditions of this Agreement, the Depositor agrees to transfer to the Issuer, and the Issuer agrees to acquire from the Depositor, the Initial Receivables and the related Subsequent Receivables, respectively, and the Deposited Assets relating thereto.
     (a) Initial Transfer of Receivables. On the Closing Date, simultaneously with the transactions set forth in the Indenture and the Contribution Agreement, the Depositor shall transfer to the Issuer, without recourse except as set forth herein: (i) the Initial

Receivables, and all moneys received thereon on or after the Initial Cutoff Date; and (ii) the related Deposited Assets.
     (b) Consideration for Initial Receivables. In consideration of the Receivables and the related Deposited Assets described in Section 2.01(a), the Depositor shall, on the Closing Date, receive an amount equal to the Receivables Purchase Price in immediately available funds.
     (c) Transfer of Subsequent Receivables. On each Funding Date, upon the simultaneous transfer of such assets from the Contributor to the Depositor, the Depositor shall transfer to the Issuer, without recourse except as set forth herein: (i) the related Subsequent Receivables, and all moneys received thereon on or after the applicable Cutoff Date; and (ii) the related Deposited Assets; provided, however, that Subsequent Receivables may not be transferred by the Depositor to the Issuer or a security interest granted by the Issuer to the Indenture Trustee unless each of the conditions precedent in Section 2.12 of the Indenture has been satisfied.
     (d) Consideration for Subsequent Receivables. Upon two (2) Business Days’ prior written notice given by the Depositor to the Issuer and then from the Issuer to the Indenture Trustee, the Depositor shall cause the Issuer to cause the Indenture Trustee, on the applicable Funding Date, to pay to the Issuer, which will pay the Depositor, which will pay to or at the direction of the Contributor an amount equal to the Receivables Purchase Price with respect to the related Subsequent Receivables in immediately available funds.
     (e) Transfer. It is the intention of the Depositor and the Issuer that each transfer hereunder constitute an absolute transfer of the Receivables and the Deposited Assets from the Depositor to the Issuer with the intention of removing them from the Depositor’s estate pursuant to Section 541 of the United States Bankruptcy Code, as the same may be amended from time to time, or any successor provision thereto. If, notwithstanding the express intention of the parties, this Agreement is deemed not to constitute an absolute transfer of the Receivables and the related Deposited Assets from the Depositor to the Issuer, this Agreement shall be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of New York, and the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Issuer of a valid first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Receivables and the Deposited Assets.
     Section 2.02. The Closing. The transfer of the Initial Receivables shall take place at a closing (the “Closing”), on the Closing Date, simultaneously with the grant by the Issuer of all of its right, title and interest in and to the Initial Receivables and related Deposited Assets to the Indenture Trustee for the benefit of the Noteholders, and the issuance of the Notes pursuant to the Indenture.
     Section 2.03. Funding Dates. The transfer of Subsequent Receivables on a Funding Date shall take place at such location as the Depositor, the Issuer and the Indenture Trustee may

reasonably agree. The transfer of Subsequent Receivables shall be made in accordance with Sections 2.12 through 2.14 of the Indenture pursuant to which (a) the Depositor will transfer all of its right, title and interest in and to the Subsequent Receivables and the related Deposited Assets to the Issuer, and (b) the Issuer will confirm the grant of all of its right, title and interest in and to such Subsequent Receivables and the related Deposited Assets to the Indenture Trustee for the benefit of the Noteholders, the Agent and the Financial Institutions.
Article III
Representations and Warranties
     Section 3.01. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Depositor, the Indenture Trustee, the Servicer and the Backup Servicer as of the Closing Date and each Funding Date:
    (a) Organization, Etc. The Issuer is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof; the Issuer is duly qualified to do business as a foreign business entity in good standing, and has obtained all required licenses and approvals, if any, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including, without limitation, the purchase of the Receivables from the Depositor hereunder and under each Depositor Assignment, the conveyance of the Receivables by the Issuer pursuant to the Indenture, and the performance of its other obligations under this Agreement, each Depositor Assignment and the other Transaction Documents to which it is a party) requires such qualifications except those jurisdictions in which failure to be so qualified would not have a material adverse effect on the business or operations of the Issuer, on the ability of the Issuer to perform its obligations under the Transaction Documents, or on the Noteholders, the Receivables or the Trust Estate.
    (b) Due Authorization. The execution, delivery and performance by the Issuer of this Agreement have been duly authorized by all necessary action, do not require any approval or consent of any Person, do not and will not conflict with any provision of the Issuer Trust Agreement, and do not and will not conflict with or result in a breach which would constitute (with or without notice or lapse of time) a default under any agreement, indenture, mortgage, deed of trust, or other instrument binding upon or applicable to it or its property, or any law or governmental regulation or court decree applicable to it or its property, do not and will not result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any indenture, agreement, mortgage, deed of trust, or other instrument (other than as expressly provided in the Transaction Documents), and this Agreement is the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equity principles.
    (c) No Proceedings. There are no proceedings or investigations pending, or to the Issuer’s knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or its properties: (A) asserting the invalidity of this Agreement, any Depositor Assignment, the Indenture, the Notes, or any other Transaction Document; (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, any Depositor Assignment, the Indenture or any other Transaction Document to which it is a party; (C) seeking any determination or ruling that might materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement, any Depositor Assignment, the Indenture, the Notes or any other Transaction Document to which it is a party; (D) which might adversely affect the federal or State income, excise, franchise or similar tax attributes of the Notes; or (E) that could reasonably be expected to have a material adverse effect on the Receivables.
    (d) Business Purpose. The Issuer will acquire the Receivables for a bona fide business purpose and has undertaken the transactions contemplated herein as principal rather than as agent for the Depositor or any other person.
    (e) Issuer’s Records. The books and records of the Issuer will disclose that the Depositor transferred the Receivables to the Issuer; provided, however, the Issuer acknowledges that the Receivables will appear as assets of the Contributor and its consolidated subsidiaries in the consolidated financial statements of the Contributor (which financial statements will include a footnote stating that the Receivables are not available to satisfy the Contributor’s or the Depositor’s creditors).
    (f) Valid Assignment. Each Receivable has been validly pledged by the Issuer to the Indenture Trustee pursuant to the Indenture; and no Receivable has been sold, transferred, assigned or pledged by the Issuer to any Person other than the Indenture Trustee.
    (g) Issuer’s Address. The principal place of business of the Issuer is located 1840 Gateway Drive, San Mateo, CA 94404, and the executive office of the Issuer is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. All books and records of the Issuer relating to the Trust Estate are (and have been since its date of organization) stored at such principal place of business. The Depositor’s jurisdiction of organization is, and has been since its date of organization, Delaware.
     Section 3.02. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Issuer, the Indenture Trustee, the Servicer and the Backup Servicer as of the Closing Date and each Funding Date (except as otherwise provided):
    (a) On the Closing Date, with respect to the Initial Receivables, and on the related Funding Date, with respect to the Subsequent Receivables:
    (i) Characteristics of Receivables. Each Receivable (A) was originated by the Contributor or a Dealer for the retail sale or refinancing of a Financed Vehicle in the ordinary course of the Contributor’s or such Dealer’s business, and the Contributor or such Dealer had all necessary licenses and permits to originate Receivables in the State where the Contributor or such Dealer was located (except for any Ineligible Receivable), was fully and properly executed by the parties thereto, and, in the case of Receivables originated by a Dealer, was purchased by the Contributor from such Dealer under an existing Dealer Agreement with the Contributor and was validly assigned by such Dealer to the Contributor, (B) was purchased by the Depositor from the Contributor pursuant to the Contribution Agreement and was validly assigned by the Contributor to the Depositor, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is not a Rule of 78s Receivable or a pre-computed interest Receivable, but is a fully amortizing simple interest receivable which provides for level monthly payments (provided that the payment or payments in the first Collection Period and the final Collection Period of the life of the Receivable may be different from the level payment) which, if made when due, shall fully amortize the Amount Financed over the original term, (E) provides that, in the event such Receivable is prepaid, such prepayment fully pays the principal balance and all accrued and unpaid interest through the date of such prepayment at an interest rate equal to or greater than the APR, (F) has not been amended, rewritten, modified or deferred, nor any provisions thereof waived, except in accordance with the Collection Policy and the provisions of the Transaction Documents, (G) is payable in United States dollars and (H) does not entitle the Contributor to reduce, nor has the Contributor reduced, the APR under such Receivable to below 4%. No Subsequent Receivable will be a Chapter 13 Receivable, an Ultra Receivable or a Lendco Receivable, as of its transfer date.
    (ii) No Fraud or Misrepresentation. Each Receivable was originated by a Dealer and was sold by the Dealer to the Contributor, or was originated by the Contributor, and was transferred by the Contributor to the Depositor without any fraud or material misrepresentation on the part of such Dealer or the Contributor or on the part of the related Obligor.
    (iii) Compliance with Law. All requirements of applicable federal, State and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Federal Trade Commission Credit Practices Rule, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z,” the Servicemembers’ Civil Relief Act of 2003, Division 3 of the California Vehicle Code, State unfair and deceptive trade practices laws and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of all of the Receivables, each and every sale of Financed Vehicles have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied in all material respects at the time such Receivable or sale was originated or made and now complies in all material respects with all applicable legal requirements.

    (iv) Origination. Each Receivable was originated in the United States, and each Receivable (other than the Lendco Receivables and the Ultra Receivables), at the time of origination, conformed to requirements of the Contributor’s then current “Underwriting Guidelines” (the most recent copy of which is attached hereto as Exhibit C) and credit policies applicable to such Receivable.
    (v) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the related Cutoff Date of the Servicemembers’ Civil Relief Act of 2003, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.
    (vi) Obligors. Each Obligor is domiciled in the United States. None of the Obligors is an Affiliate of Bay View Acceptance or is employed by Bay View Acceptance. None of the Obligors is the United States of America or any State or any agency, department, subdivision or instrumentality thereof. No Receivable has been included in a “fleet” sale (i.e., a sale to any single Obligor of more than five (5) Financed Vehicles).
    (vii) Obligor Bankruptcy. As of the related Cutoff Date, no Obligor has been identified on the Depositor’s records as being the subject of a current bankruptcy proceeding as a debtor, except for Obligors under Chapter 13 Receivables.
    (viii) Schedule of Receivables. The information pertaining to each Receivable set forth in the Schedule of Receivables was true and correct in all material respects as of the close of business on the related Cutoff Date and at the Closing Date or the related Funding Date, as applicable.
    (ix) Marked Records. By the Closing Date or the related Funding Date, as applicable, each of the Contributor and the Depositor will have caused the portions of its records relating to the Receivables to be clearly and unambiguously marked to show that the Receivables constitute part of the Trust Estate and are owned by the Issuer and pledged to the Indenture Trustee.
    (x) Computer Tape or Listing. The computer tape made available by the Contributor to the Backup Servicer on the Closing Date or the related Funding Date was complete and accurate as of the related Cutoff Date and includes a description of the same Receivables that are described in the related Schedule of Receivables.
    (xi) Chattel Paper. The Receivables constitute chattel paper within the meaning of the UCC.

    (xii) One Original. There is only one original executed copy of each Receivable.
    (xiii) Custodian Files Complete. There exists a Custodian File pertaining to each Receivable, and such Custodian File contains: (A) a fully executed original of the related retail installment contract, and an acknowledgment of the Custodian that it holds such Receivable for the benefit of the Noteholders, (B) evidence of either (1) a certificate of insurance, (2) an application form for insurance signed by the Obligor, or (3) a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (C) the original or electronic equivalent of the Certificate of Title or, with respect to a Certificate of Title filed electronically, a report prepared by a third party service that shows such service maintains perfection related to such Certificate of Title on behalf of the Servicer; or, if the Certificate of Title has not yet been received, and in the case of each electronic Certificate of Title, an application therefor, or a copy of such Certificate of Title with a copy of the application filed to amend the Certificate of Title to indicate the security interest of the Contributor in the related Financed Vehicle, (D) an electronic or hard copy of an original credit application signed by the Obligor, (E) the originals of all written assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable except for any such item listed above which has been preserved by electronic means, (F) any other documents that the Servicer shall keep on file, in accordance with its customary procedures, or reasonably required by the Issuer, from time to time to be kept on file, relating to a Receivable, the related Obligor or the related Financed Vehicle, and (G) any additional original loan documents evidencing any assumption, consolidation, extension, modification or waiver of a Receivable approved by the Servicer. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared in all material respects. The complete Custodian File for each Receivable is currently in the possession of the Custodian.
    (xiv) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the Lien of the related Receivable in whole or in part. No provisions of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Custodian File held by the Custodian and in accordance with the Collection Policy in all material respects. Any modification to any Receivable necessary to comply with the Servicemembers’ Civil Relief Act of 2003, as amended, has been made in compliance with the Act and any laws related thereto.
    (xv) Lawful Assignment. No Receivable was originated in, or is subject to the laws of any jurisdiction, the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement, the Contribution Agreement or the Indenture. The Depositor has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables. Each Receivable, by its terms, is assignable.

    (xvi) Good Title. No Receivable has been sold, transferred, assigned or pledged by the Depositor to any Person other than the Issuer. Immediately prior to the conveyance of the Receivables to the Issuer pursuant to this Agreement, the Depositor was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement and the applicable Depositor Assignment by the Depositor, the Issuer shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer has a participation in, or other right to receive, proceeds of any Receivable. The Depositor has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or to payments due under such Receivables. Each Initial Receivable has been validly assigned by the Depositor to the Issuer on the Closing Date pursuant to this Agreement and each Subsequent Receivable will be validly assigned to the Issuer on the related Funding Date pursuant to this Agreement and the related Depositor Assignment.
    (xvii) Security Interest in Financed Vehicle. Each Receivable from each respective Obligor is secured by a valid, binding and enforceable first priority perfected security interest in favor of the Contributor in the Financed Vehicle. The Certificate of Title for each Financed Vehicle shows or, if a new or replacement Certificate of Title is being applied for with respect to such Financed Vehicle, the Certificate of Title will be received within one hundred eighty (180) days of the Closing Date or the related Funding Date, as applicable, and will show, the Contributor named as the original secured party under each Receivable as the holder of a first priority perfected security interest in such Financed Vehicle. With respect to each Receivable for which the Certificate of Title has not yet been returned from the applicable governmental authority, the Servicer has received written evidence from the related Dealer that such Certificate of Title showing the Contributor as first lienholder has been applied for. If the Receivable was originated in a State in which the filing or recording of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the Contributor named as the original secured party under the related Receivable. As of the related Cutoff Date, there were no Liens or claims for taxes, work, labor, storage or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the lien of the related Receivable. Each security interest in the Financed Vehicles has been or, with respect to Subsequent Receivables, will be as of the related Funding Date, validly assigned by the Depositor to the Issuer pursuant to this Agreement and the related Depositor Assignment. Immediately after the sale, assignment and transfer thereof to the Issuer, although the related Certificates of Title will not indicate the Issuer as secured party, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Indenture Trustee as secured party for the benefit of the Noteholders, the Agent and the Financial Institutions which security interest is prior to all other Liens in such Financed Vehicle.
    (xviii) All Filings Made. On the Closing Date or the related Funding Date, as applicable, all filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction (A) to give the Issuer a first priority perfected ownership interest in, and (B)

to give the Indenture Trustee a first priority perfected Lien on, the Initial Receivables and the Subsequent Receivables, respectively, and the proceeds thereof and the rest of the Trust Estate (other than the Financed Vehicles) have been made, taken or performed or will be made, taken or performed on or prior to the Closing Date or the related Funding Date, as applicable, and as of the Closing Date or the related Funding Date, as applicable, the Issuer has or will have, as applicable, such a first priority perfected ownership interest and the Indenture Trustee has or will have, as applicable, such a first priority perfected Lien.
     (xix) No Impairment. The Depositor has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivables or otherwise to impair the rights of the Issuer, the Indenture Trustee, the Agent or the Noteholders in any Receivable or the proceeds thereof.
     (xx) Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the Depositor with respect to such Receivable.
     (xxi) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable. The operation of the terms of any Receivable or the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject to any such right of rescission, setoff, counterclaim or defense.
     (xxii) No Default. There has been no uncured default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than sixty (60) days as of the Initial Cutoff Date or the related Funding Date, as applicable, or payment delinquencies of sixty (60) days or more that have been cured on or prior to the Closing Date or related Funding Date, as applicable), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the related Cutoff Date, no Financed Vehicle had been repossessed from the related Obligor or repossessed by the Servicer from any other Person.
     (xxiii) Insurance. At the time of the origination of each Receivable with a Receivable Balance of $50,000 or greater, the related Financed Vehicle was covered by a comprehensive and collision Insurance Policy (A) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (B) naming the Contributor and its successors and assigns as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable that finances the cost of premiums for gap, credit life and credit accident and health insurance is covered by such an Insurance Policy. The Financed Vehicle relating to each Receivable that finances the cost of an extended service contract is covered by such a service contract. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming the Contributor and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.
     (xxiv) Receivables. (A) Each Receivable had an original maturity of not less than eighteen (18) and not more than ninety-seven (97) months; (B) each Receivable has an Annual Percentage Rate (exclusive of prepaid finance charges) of at least 4%; (C) no Receivable was a Defaulted Receivable or a Delinquent Receivable as of the Cutoff Date; (D) no funds have been advanced by the Depositor, the Contributor, the Servicer, the Issuer, any Dealer, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under subclause (B) of this clause (xxiv); (E) none of the Receivables have been re-aged (except for Receivables extended in compliance with Section 7.01(c)); (F) the Receivable Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects as of the related Cutoff Date; (G) no more than five percent (5%) of the Aggregate Receivable Balance may be Receivables with individual principal balances in excess of $100,000.00 (after giving effect to acquisitions on such Funding Date); and (H) the application with respect to the Certificate of Title for each Receivable has been applied for.
     (xxv) Subsequent Receivables. The addition of Subsequent Receivables on any Funding Date shall not occur unless each of the funding conditions set forth in Section 2.12 of the Indenture have been satisfied and unless each of the following representations and warranties are true and correct on the related Cutoff Date (with each Receivable Balance or APR for any Receivable measured as of its related Cutoff Date):
     (A) no more than (i) 35% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been originated in each of California, Florida, and Tennessee;
     (B) no more than 25% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been originated in each Core State other than California or Florida or Tennessee;
     (C) no more than 10% (determined by the Aggregate Receivable Balance) of all Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been originated in each Non-Core State;
     (D) no more than 40% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have had a FICO Score at the time of origination thereof equal to or below 700;
     (E) no more than 15% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the

Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have had a FICO Score at the time of origination thereof equal to or below 660;
     (F) no more than 5% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have had a FICO Score at the time of origination thereof below 640;
     (G) no more than 35% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have an original term of more than 84 months;
     (H) no more than 85% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have an original term of more than 72 months;
     (I) no more than 75% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been, at the time of origination thereof, associated with a Financed Vehicle which is a used vehicle;
     (J) no more than 20% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall be associated with a Financed Vehicle which has a model year greater than 5 years prior to the calendar year in which such Funding Date occurs;
     (K) at least 95% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall have been, at the time of origination thereof, associated with a Financed Vehicle which is a passenger car, sport utility vehicle or light-duty truck;
     (L) no more than $50,000 of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivables pledged to the Indenture Trustee on such Funding Date, shall be Lendco Receivables or Ultra Receivables;
     (M) no more than 0.50% (determined by the Aggregate Receivable Balance) of all of the Receivables pledged to the Indenture Trustee, after taking into consideration the Subsequent Receivable pledged to the Indenture Trustee on such Funding Date, shall be Chapter 13 Receivables; and
     (N) the weighted average loan-to-value of the Aggregate Receivable Balance in the Pool is less than 130%.

     (xxvi) No Adverse Selection. No selection procedures adverse to the Noteholders have been utilized in selecting such Receivable from all other similar receivables originated or acquired by the Contributor.
     (xxvii) Form of Contract. For any State wherein 10% or more, determined by the Aggregate Receivable Balance, of all Receivables have been pledged to the Indenture Trustee, each such Receivable contains provisions that give the obligee substantially the same benefits as provided in one of the form contracts attached as Exhibit B hereto, except for such immaterial modifications or deviations from such form contracts which appear in certain Receivables or which may appear in the future form contracts of the Contributor or which the Depositor acquires from the Contributor; any such modifications or deviations from the form loan contracts will not have a material adverse effect on the Noteholders.
     (xxviii) Loss or Destruction. As of the related Cutoff Date, no Financed Vehicle related to a Receivable has been the subject of a total loss or destruction.
     (xxix) No Obligation to Dealers. The Issuer and its assignees will assume no obligation to Dealers or other holders of the Receivables as a result of its acquisition of the Receivables.
     (xxx) No Future Obligation. The full Amount Financed of each Receivable has been advanced to or on behalf of each Obligor, and there are no requirements for future advances thereunder. The Obligor with respect to each Receivable does not have any option under such Receivable to borrow from the Depositor or any Affiliate additional funds secured by the Financed Vehicle.
     (xxxi) Prior Servicing. The servicing of each Receivable and the collection practices relating thereto have been lawful and in accordance with the standards set forth in the Collection Policy; other than the Servicer and any back up servicer arrangement that has been entered into in accordance with the provisions of the Transaction Documents, no other person has the right to service any Receivable.
     (xxxii) Licenses. The Contributor, at the time of origination of each Receivable and as of Closing Date, with respect to the Initial Receivables, and as of the applicable Funding Date, with respect to the Subsequent Receivables, was in possession of all State and local licenses (including all debt collection licenses) required for it to acquire and own such Receivable and service such Receivable in accordance with the Collection Policy in effect on such date and to perform its services as Servicer under this Agreement, and none of such licenses has been suspended, revoked or terminated, except where the failure of the Contributor to obtain and maintain any such license could not have a material adverse effect on the Issuer, any Noteholder, any Receivable or other part of the Trust Estate or the Contributor’s ability to perform its obligations as Contributor, Custodian or Servicer under the Transaction Documents.
     (xxxiii) Payment Instructions. No Person has provided any payment instructions to any Obligor that are inconsistent with the provisions of Section 7.01(d) hereof.

Notwithstanding anything to the contrary herein, within thirty (30) days after the Closing Date, the Depositor shall provide the forms of contracts required pursuant to Section 3.02(a)(xxvii) hereof and the representations and warranties made by the Depositor, prior to such delivery, pursuant to Section 3.02(a)(xxvii) hereof , shall be deemed to be true and correct in all respects.
     (b) Organization and Good Standing. The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. The Depositor is not organized under the laws of any jurisdiction other than Delaware.
     (c) Due Qualification. The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business (including, without limitation, the purchase of the Receivables from the Contributor under the Contribution Agreement and under each Contributor Assignment, the conveyance of the Receivables by the Depositor hereunder and under each Depositor Assignment, and the performance of its other obligations under this Agreement, each Contributor Assignment, each Depositor Assignment and the other Transaction Documents to which it is a party) requires such qualification where the failure to be so qualified would materially and adversely affect its business or operations, its ability to perform its obligations under the Transaction Documents, the Issuer, any Noteholder, the Receivables or any other part of the Trust Estate.
     (d) Power and Authority. The Depositor has the power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively; the Depositor has all power, authority and legal right to acquire, own and transfer the Receivables and Deposited Assets to the Issuer; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Depositor by all necessary corporate action.
     (e) Binding Obligations. This Agreement and the other Transaction Documents to which the Depositor is a party, when duly executed and delivered by the other parties hereto and thereto, shall constitute legal, valid and binding obligations of the Depositor enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (f) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Transaction Documents to which it is a party shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the certificate of incorporation or by-laws of the Depositor, or any material agreement, mortgage, deed of trust or other material instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any material law, order, rule or regulation applicable to the Depositor of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties, or in any way materially adversely affect the interests of the Noteholders or the Indenture Trustee in any Receivable or any other part of the Trust Estate, or affect the Depositor’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
     (g) No Proceedings. There are no proceedings or investigations pending or, to the Depositor’s knowledge, threatened against the Depositor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any of the other Transaction Documents, (iv) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes, or (v) that could reasonably be expected to have a material adverse effect on the Receivables.
     (h) Approvals. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery by the Depositor of this Agreement or any other Transaction Document to which it is a party have been or will be taken or obtained on or prior to the Closing Date.
     (i) Depositor Address. The Depositor Address is, and has been since its date of incorporation, the chief place of business and the office where the Depositor keeps its records concerning the Receivables and the Deposited Assets. The Depositor’s chief executive office is and has been since its date of incorporation 1840 Gateway Drive, Suite 401, San Mateo, California 94404. The Depositor’s jurisdiction of incorporation is, and has been since its date of incorporation, Delaware.
     (j) Solvency of the Depositor:
     (i) The Depositor does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.
     (ii) The transactions contemplated by the Transaction Documents are being consummated by the Depositor in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

     (iii) Neither on the date of the transactions contemplated by the Transaction Documents or immediately before or after such transactions, nor as a result of the transactions, will the Depositor:
     (A) be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;
     (B) be engaged in or about to engage in, business or a transaction for which any property remaining with the Depositor will be an unreasonably small capital or the remaining assets of the Depositor will be unreasonably small in relation to its respective business or the transaction; and
     (C) have intended to incur or believed it would incur, debts that would be beyond its respective ability to pay as such debts mature or become due. The Depositor’s assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.
     (iv) Both immediately before and after the transactions contemplated by the Transaction Documents (a) the present fair salable value of the Depositor’s assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of the Depositor’s assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.
     (v) There are no proceedings or investigations pending, or to the knowledge of the Depositor, threatened, against or affecting the Depositor in or before any court, governmental authority or agency or arbitration board or tribunal (including, but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership of the Receivables) which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Depositor, or the ability of the Depositor to perform its obligations under this Agreement. The Depositor is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.
     (k) Taxes. All tax returns or extensions required to be filed by the Depositor in any jurisdiction (other than jurisdictions in which the failure to file would not have a material adverse effect on the Depositor, the Depositor’s ability to perform its obligations under the Transaction Documents, the Issuer, any Noteholder or any Receivable or any other part of the Trust Estate) have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Depositor, or upon any of the properties, income or franchises shown to be due and payable on such returns have been, or will be, paid or are being contested in good faith by appropriate proceedings with respect to which the Agent has received written notice. To the knowledge of the Depositor, all such tax returns are true and correct and the Depositor has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of the Depositor are in accordance with generally accepted accounting principles.
     (l) Consolidated Returns. The Contributor, the Depositor and the Issuer are members of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code which will file a consolidated federal income tax return at all times until termination of the Transaction Documents.
     (m) Intent of Transactions. It is the intention of the Depositor that the Receivables and the Deposited Assets are owned by the Issuer as of the Closing Date or the related Funding Date, as applicable, and that the beneficial interest in and title to the Receivables and the Deposited Assets are not part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law.
     (n) Notes as Debt. For federal, State and local income tax purposes, each of the Contributor and the Depositor, its shareholders and stockholders and the Issuer shall treat the Receivables and the Deposited Assets as owned by the Issuer, shall include in the computation of the Depositor’s gross income for such purposes the income from the Receivables and the Deposited Assets, shall treat the Notes as debt of the Depositor and its consolidated subsidiaries for such purposes, and shall cause the Contributor and its consolidated subsidiaries to deduct the interest paid or accrued with respect to the Notes in accordance with its applicable method of accounting for such purposes.
     (o) ERISA. The Depositor is in compliance with the Employee Retirement Income Security Act of 1974, as amended.
     (p) Certificates, Statements and Reports. The officers’ certificates, statements, reports and other documents prepared by the Depositor and furnished by the Depositor to the Issuer, the Indenture Trustee or the Agent pursuant to this Agreement or any other Transaction Document to which the Depositor is a party, and in connection with the transactions contemplated hereby or thereby, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.
     (q) Stock of Depositor. The Contributor is the registered owner of all of the shares of common stock of the Depositor, all of which are fully paid and nonassessable and owned of record, free and clear of all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase other than those (if any) granted pursuant to the Transaction Documents.
     (r) Accuracy of Information. All information heretofore furnished by the Depositor for purposes of or in connection with any of the Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Depositor will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.
     (s) Material Adverse Change. Since December 31, 2004, no event has occurred that would have a material adverse effect on (i) the financial condition or operations of Depositor, (ii) the ability of the Depositor to perform its obligations under the Transaction Documents, or (iii) the collectibility of the Receivables generally or any material portion of the Receivables.
     (t) Compliance with Laws. The Depositor has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a material adverse effect on the Issuer, any Noteholder, any Receivable or other part of the Trust Estate.
     Section 3.03. Repurchase of Receivables. (a) The Depositor hereby covenants and agrees to deliver to the Issuer, the Contributor, the Servicer, the Agent and the Indenture Trustee prompt written notice of the occurrence of a breach of any of the representations and warranties of the Depositor contained or deemed to be contained in Section 3.02(a) hereof with respect to a Receivable transferred hereunder. Upon discovery by the Depositor, the Issuer, the Indenture Trustee, the Agent or the Servicer of (a) a Nonconforming Receivable, or (b) the failure to deliver any document required to be included in any Custodian File or file any UCC Financing Statement required to be filed pursuant to the Transaction Documents, the party discovering such breach or failure to deliver shall give prompt written notice to each of the other foregoing parties. Except as specifically provided in this Agreement or the Indenture, the Indenture Trustee has no obligation to review or monitor the Receivables or the Deposited Assets for compliance with the representations and warranties or delivery requirements set forth herein. If (i) the breach of representations or warranties causing such Receivable to be a Nonconforming Receivable has a material adverse effect on such Receivable or its collectibility or the Noteholders and shall not have been (A) cured within thirty (30) days following notice thereof or (B) waived by the Majority Holders following notice thereof or (ii) the failure to deliver to the Custodian such Custodian File documents or UCC Financing Statements shall not have been cured within the time period required herein (other than the Certificates of Titles, with respect to which the Contributor shall have three (3) Business Days after the one hundred eighty (180) day period set forth in Section 3.02(a)(xvii)), the Depositor shall deposit or cause to be deposited the Repurchase Price with respect to such Receivable in the Collection Account within two (2) Business Days following the applicable cure period, if any; provided, that a breach of a representation and warranty set forth in paragraphs (ii), (iii), (v), (vii), (ix), (xiv), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxi), (xxii), (xxviii), (xxx) and (xxxii) of Section 3.02(a) automatically shall be deemed to have a material adverse effect on the applicable Receivable or the Noteholders. The Issuer shall transfer to the Depositor the Receivable (and the Deposited Assets relating solely to such Receivable) affected by such breach or failure to deliver; provided, that such transfer and assignment shall only be made upon receipt by the Issuer of notice from the Servicer that the Repurchase Price has been remitted to the Servicer and deposited into the Collection Account. The Issuer shall be entitled to enforce the obligations of the Depositor, the Contributor and each applicable Dealer under this Agreement, the Contribution Agreement and the applicable Dealer Agreement, respectively, to remit the Repurchase Price to the Servicer for deposit into the Collection Account. The Indenture Trustee and the Agent are authorized to take action on behalf of the Issuer (i) to enforce the obligations of the Depositor to repurchase such Receivable under this Agreement, (ii) to enforce the obligations of the Contributor to repurchase such Receivable under the Contribution Agreement and (iii) to enforce the obligation of a Dealer to repurchase such Receivable under the applicable Dealer Agreement.
     (b) The obligations of the Depositor, the Contributor and the Issuer to remove any Receivable (and the Deposited Assets relating solely to such Receivable) and to remit the Repurchase Price with respect to a Nonconforming Receivable which has a material adverse affect on the Noteholders or on such Receivable or its collectibility or as to which a failure to deliver has occurred and is continuing shall constitute the sole remedy, except for the indemnification provisions expressly set forth in the Indenture, this Agreement and the Contribution Agreement, against the Depositor, the Contributor and the Issuer for such breach or failure to deliver, available to the Indenture Trustee or the Noteholders.
     Notwithstanding the foregoing, the Depositor shall indemnify the Owner Trustee (as such and in its individual capacity), the Issuer, the Indenture Trustee, the Backup Servicer, the Agent, the Noteholders and their respective officers, directors, employees and agents against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third-party claims arising out of the events or facts giving rise to a repurchase event set forth in Section 3.03(a).
     Section 3.04. Issuer’s Assignment of Repurchased Receivables. With respect to any Receivable reacquired by the Depositor pursuant to this Agreement, the Issuer shall assign, without recourse, representation or warranty, to the Depositor all the Issuer’s right, title and interest in and to such Receivable, and all security and documents relating thereto.
     Section 3.05. Survival of Representations and Warranties. The representations and warranties contained in this Agreement are made as of the execution and delivery of this Agreement, and shall survive the sale, transfer and assignment of the related Receivables and the other related Deposited Assets hereunder and under the related Depositor Assignment, as applicable, to the Issuer, and the pledge thereof by the Issuer to the Indenture Trustee under the Indenture. The Depositor and the Issuer agree that the Issuer will assign to the Indenture Trustee all of the Issuer’s rights under this Agreement and each Depositor Assignment and that the Indenture Trustee shall thereafter be entitled to enforce this Agreement and each Depositor Assignment directly against the Depositor in the Indenture Trustee’s own name on behalf of the Noteholders; provided, however, that the representations and warranties of the Depositor in this Agreement shall not be construed as a warranty or guaranty by the Depositor as to the future payments by any Obligor.

Article IV
Conditions
     Section 4.01. Conditions to Obligation of the Issuer. The obligation of the Issuer to accept any transfer of Receivables hereunder is subject to the satisfaction of the following conditions:
          (a) The representations and warranties of the Depositor hereunder shall be true and correct on the Closing Date and each Funding Date, as the case may be, with the same effect as if then made, and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or Funding Date, as the case may be.
          (b) The Depositor shall, at its own expense, on or prior to the Closing Date and each Funding Date, as applicable, indicate in its files that the applicable Receivables have been transferred to the Issuer pursuant to this Agreement and pledged to the Indenture Trustee pursuant to the Indenture, and the Depositor shall deliver to the Issuer a related Schedule of Receivables certified by an Authorized Officer of the Depositor to be true, correct and complete. Further, the Depositor hereby agrees that the computer files and other physical records of the Receivables maintained by the Depositor will bear an indication reflecting that the Receivables were transferred to the Issuer and pledged to the Indenture Trustee.
          (c) The following documents must be delivered by the Depositor on or in connection with the Closing Date and each Funding Date, as applicable.
     (i) The Depositor Assignment. As of the Closing Date and each Funding Date, the Depositor shall execute a Depositor Assignment, substantially in the form of Exhibit A hereto, with respect to the Receivables and the related Deposited Assets being transferred by the Depositor on such date (as identified on the Schedule of Receivables attached to such Depositor Assignment).
     (ii) Evidence of UCC Filings. On or prior to the Closing Date and each Funding Date, as applicable, the Depositor shall provide the Issuer evidence that the Depositor has obtained, at the expense of the Depositor, (A) executed releases and UCC-3 releases or termination statements in each jurisdiction in which required by applicable law, if any, to release any prior security interests in the Receivables and the related Deposited Assets granted by the Depositor and (B) UCC-1 financing statements in each jurisdiction in which required by applicable law, executed by the Depositor, as seller or debtor, and naming the Issuer, as purchaser or secured party, identifying the Receivables and the related Deposited Assets as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the transfer of such Receivables to the Issuer.

     (iii) Other Documents. The Depositor must deliver such other documents and legal opinions as the Issuer or the Agent may reasonably request.
          (d) Documents to be Delivered by the Depositor in Connection with the Closing Date and each Funding Date. On or prior to the Closing Date or a Funding Date, as applicable, the Depositor shall deliver to the Custodian the following documents with respect to each Receivable transferred on such date (collectively, with respect to each such Receivable, a “Custodian File”): (a) a fully executed original of the related retail installment contract, and an acknowledgment of the Custodian that it holds such Receivable for the benefit of the Noteholders, (b) evidence of either (1) a certificate of insurance, (2) an application form for insurance signed by the Obligor, or (3) a signed representation letter from the Obligor named in the Receivable pursuant to which the Obligor has agreed to obtain physical damage insurance for the related Financed Vehicle, (c) the original or electronic equivalent of the Certificate of Title or, with respect to a Certificate of Title filed electronically, a report prepared by a third party service that shows such service maintains perfection related to such Certificate of Title on behalf of the Servicer; or, if the Certificate of Title has not yet been received, and in the case of each electronic Certificate of Title an application therefor, or a copy of such Certificate of Title with a copy of the application filed to amend the Certificate of Title to indicate the security interest of the Contributor in the related Financed Vehicle, (d) an electronic or hard copy of an original credit application signed by the Obligor, (e) the originals of all written assumption, consolidation, extension, modification or waiver agreements, if any, relating to such Receivable except for any such item listed above which has been preserved by electronic means, (f) any other documents that the Servicer shall keep on file, in accordance with its customary procedures, or reasonably required by the Issuer, from time to time to be kept on file, relating to a Receivable, the related Obligor or the related Financed Vehicle, and (g) any additional original loan documents evidencing any assumption, consolidation, extension, modification or waiver of a Receivable approved by the Servicer.
          On or prior to the Closing Date or a Funding Date, as applicable, the Depositor shall deliver or cause to be delivered to the Custodian the original Certificate of Title or copies of correspondence to the appropriate governmental authority, and all enclosures thereto, for issuance of the original Certificate of Title for the related Financed Vehicles.
          If any original Certificate of Title is not delivered to the Servicer due to the fact that such Certificate of Title has not yet been issued by the applicable governmental authority and delivered to or on behalf of the Contributor, such Certificate of Title shall be delivered by the Contributor to the Servicer promptly following receipt thereof by the Contributor but in no event later than one hundred eighty (180) days following the Closing Date or the related Funding Date, as applicable; provided, however, that for any original Certificate of Title not so delivered to Custodian prior to the expiration of such 180-day period, or if any other item of the Custodian File is not included therein, the Depositor shall be deemed to be in breach of its representations and warranties contained in Section 3.02(a) hereof, and the related Receivable shall be repurchased by the Depositor pursuant to Section 3.03(a) hereof.

          (e) Other Transactions. The transactions contemplated by the Indenture, the Contribution Agreement, this Agreement and the other Transaction Documents shall be consummated on the Closing Date or, with respect to a Subsequent Transfer, shall have been consummated on the related Funding Date.
          Section 4.02. Conditions to Obligation of the Depositor. The obligation of the Depositor to transfer the Receivables to the Issuer on the Closing Date or each Funding Date, as the case may be, is subject to the satisfaction of the following conditions:
          (a) The representations and warranties of the Issuer hereunder shall be true and correct on the Closing Date or such Funding Date, as the case may be, with the same effect as if then made, and the Issuer shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or such Funding Date, as the case may be.
          (b) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Depositor and the Agent, and the Depositor and the Agent shall have received from the Issuer copies of all documents relevant to the transactions herein contemplated as the Depositor or the Agent may have requested.
          (c) The Depositor shall have received the related Receivables Purchase Price on the Closing Date and each Funding Date.
Article V
Covenants of the Depositor
     The Depositor agrees with the Issuer as follows:
     Section 5.01. Protection of Right, Title and Interest.
     (a) Filings. The Depositor shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Issuer in and to the Receivables and the related Deposited Assets to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law to fully preserve and protect the right, title and interest of the Issuer hereunder and the Indenture Trustee under the Indenture to the Receivables and the other property of the Trust Estate. The Depositor shall deliver or cause to be delivered to or at the direction of the Issuer (with copies to the Agent), file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Issuer shall cooperate fully with the Depositor in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 5.01(a). In the event the Depositor fails to perform its obligations under this subsection, the Issuer or the Indenture Trustee may do so at the expense of the Depositor.
     (b) Name and Other Changes. At least thirty (30) days prior to the Depositor making any change in its name, identity, jurisdiction of organization or structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Depositor shall give the Issuer, the Agent and the Indenture Trustee written notice of any such change, and, no later than five (5) days after the effective date thereof, the Depositor shall file such financing statements or amendments as may be necessary to continue the perfection of the Issuer’s interest in the Receivables and the Deposited Assets. At least sixty (60) days prior to the date of any relocation of its principal executive office or State of incorporation, the Depositor shall give the Indenture Trustee, the Agent and the Issuer written notice thereof and the Depositor shall, within five (5) days after the effective date thereof, file any amendment of any previously filed financing or continuation statement or new financing statement necessary or desirable to continue the perfection of the Issuer’s interest in the Receivables and the Deposited Assets. The Depositor shall at all times maintain its principal executive office within the United States of America. The Depositor shall not become or seek to become organized under the laws of more than one jurisdiction. The Depositor at all times shall be and remain a wholly-owned subsidiary of Bay View Acceptance.
     (c) Accounts and Records. The Depositor shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).
     (d) Sale of Other Receivables. If at any time the Depositor shall propose to sell, grant a security interest in, or otherwise transfer any interest in any automobile, van, sport utility vehicle or light duty truck installment sale contracts (other than the Receivables) to any prospective purchaser, lender, or other transferee, the Depositor shall give to such prospective purchaser, lender or other transferee computer tapes, records, or print-outs (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable or Financed Vehicle, shall indicate clearly that such Receivable or Financed Vehicle has been transferred to the Issuer and pledged to the Indenture Trustee unless such Receivable has been paid in full or repurchased.
     (e) Access to Records. The Depositor shall, upon reasonable notice, permit the Issuer, the Agent, the Indenture Trustee, the Servicer and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Depositor’s records regarding any Receivable.
     (f) Other Actions. The Depositor shall from time to time, at its expense, promptly execute and deliver all further instruments and documents (including, without limitation, powers of attorney for the benefit of the Servicer) and take all further action that may be necessary or desirable to permit the Servicer to perform its obligations under this Agreement, including, without limitation the Servicer’s obligation to preserve and maintain the perfected security interest of the Indenture Trustee in the Receivables, the Financed Vehicles and the other Deposited Assets.
     Section 5.02. Other Liens or Interest. Except for the transfers hereunder, the Depositor will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any Lien on, any interest, and the Depositor shall defend the right, title, and interest of the Issuer in, to and under the Initial Receivables and Subsequent Receivables and other Deposited Assets against all claims of third parties claiming through or under the Depositor; provided, however, that the Depositor’s obligations under this Section 5.02 shall terminate upon the termination of the Indenture in accordance with its terms.
     Section 5.03. Principal Executive Office; Jurisdiction of Organization. The Depositor shall maintain its principal executive office, principal place of business, location of all books and records relating to the Receivables and other Deposited Assets and sole jurisdiction of organization at the locations and in the jurisdiction, respectively, set forth in Section 3.02(i).
     Section 5.04. Costs and Expenses. The Depositor agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the transfer to the Issuer of the Depositor’s right, title and interest in and to the Receivables and the Deposited Assets and the pledge thereof to the Indenture Trustee.
     Section 5.05. No Waiver. The Depositor shall not waive any default, breach, violation or event permitting acceleration under the terms of any Receivable; provided, however, nothing in this Section 5.05 shall affect the rights of and the restrictions on the Servicer with respect to such matters as set forth in this Agreement.
     Section 5.06. Depositor’s Records. The books and records of the Depositor will disclose that the Depositor transferred the Receivables to the Issuer; provided, however, the Depositor may show the Receivables as assets of the consolidated companies that include the Contributor, the Depositor and the Issuer as long as such financial statements indicate the transfers consummated hereunder, under the Contribution Agreement, under each Contributor Assignment and Depositor Assignment and under the Indenture and indicate that such assets will not be available to satisfy the claims of any creditor of the Contributor or the Depositor. In the event that the Issuer shall be deemed a separate taxable entity for federal income tax purposes, the Contributor will file or will cause to be filed all tax returns and reports in a manner consistent with the transfer to the Issuer of the Receivables for federal income tax purposes.
     Section 5.07. Cooperation by Depositor. (a) The Depositor will cooperate fully and in a timely manner with the Issuer, the Servicer, the Agent and the Indenture Trustee in connection with (i) the filing of any claims with an insurer or any agent of any insurer under any Insurance Policy affecting an Obligor or any of the Financed Vehicles; (ii) supplying any additional information as may be requested by the Issuer, the Agent, the Servicer, the Indenture Trustee or any such agent or insurer in connection with the processing of any such claim; and (iii) the execution or endorsement of any check or draft made payable to the Depositor representing proceeds from any such claim. The Depositor shall take all such actions as may be requested by the Issuer, the Servicer, the Agent or the Indenture Trustee to protect the rights of the Issuer or the Indenture Trustee on behalf of the Noteholders in and to any proceeds under any and all of the foregoing insurance policies. The Depositor shall not take or cause to be taken any action which would impair the rights of the Issuer or the Indenture Trustee on behalf of the Noteholders in and to any proceeds under any of the foregoing insurance policies.
     (b) The Depositor shall, within one (1) Business Day of receipt thereof, endorse any check or draft payable to the Depositor representing insurance proceeds and in the event there are no other payees on such check or draft, forward, via hand delivery, such endorsed check or draft to the Servicer for deposit into the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, for deposit into the Backup Servicer Account). The Depositor will hold in trust and remit to the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, for deposit into the Backup Servicer Account), within one (1) Business Day of receipt thereof, any funds received with respect to the Receivables after the related Cutoff Date.
     Section 5.08. Notice of Breach. The Depositor shall notify in writing the Indenture Trustee, the Noteholders, the Agent, and the Issuer promptly upon becoming aware of any breach of the representations and warranties or covenants of the Depositor or the Issuer contained herein or in any other Transaction Documents.
     Section 5.09. Liability of Depositor; Indemnities. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.
     (i) The Depositor shall indemnify, defend, and hold harmless the Indenture Trustee, the Agent, the Noteholders, the Servicer, the Backup Servicer, the Owner Trustee (as such and in its individual capacity) and the Issuer from and against any taxes (other than income or capital gains taxes related to the sale of the Notes) that may at any time be asserted against the Indenture Trustee or the Issuer with respect to, as of the Closing Date (with respect to the Initial Receivables) and as of the related Funding Date (with respect to the Subsequent Receivables), the sale of the related Receivables to the Issuer or the issuance and original sale of the Notes or asserted with respect to ownership of the Receivables, including any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.
     (ii) The Depositor shall indemnify, defend, and hold harmless the Indenture Trustee, the Agent, the Noteholders, the Servicer, the Backup Servicer, the Owner Trustee (as such and in its individual capacity) and the Issuer and their respective officers, directors, employees and agents, from and against any loss, liability, or expense incurred by reason of the Depositor’s bad faith, willful misconduct or negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of reckless disregard of the Depositor’s obligations and duties under this Agreement or any other Transaction Document to which it is a party, or the Depositor’s violation of federal or State securities laws in connection with the initial sale of the Notes.
     (iii) The Depositor shall indemnify, defend, and hold harmless the Indenture Trustee, the Agent, the Noteholders, the Servicer, the Backup Servicer, the Owner Trustee (as such and in its individual capacity) and the Issuer and their respective officers, directors, employees and agents, from and against any loss, liability, or expense incurred as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties of the Depositor set forth in Article V hereof and Section 3.02 hereof.

     Indemnification under this Section 5.09 shall survive the termination of this Agreement (or, in the case of indemnification of the Indenture Trustee or the Backup Servicer, shall survive the resignation or removal of the Indenture Trustee or Backup Servicer, respectively) and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payment to the Indenture Trustee, the Agent, the Noteholders, the Servicer, the Backup Servicer, the Owner Trustee (as such or in its individual capacity) or the Issuer pursuant to this Section and any such Person thereafter shall collect any of such amounts from others, then such Person shall repay such amounts to the Depositor, without interest. If the Depositor fails to indemnify any applicable Person pursuant to this Section 5.09, then such Person shall notify the Contributor of such failure and the Contributor shall pay the amount of such indemnification to the applicable Person within two (2) Business Days of receipt of such notice.
     Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Depositor under this Section 5.09 are solely the corporate obligations of the Depositor, and shall be payable by the Depositor, as provided in this Section 5.09. The Depositor shall only be required to pay (a) any fees, expenses, indemnities or other liabilities that it may incur under this Section 5.09 to the extent the Depositor has funds available that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Depositor incurred in accordance with the Depositor’s certificate of incorporation and all financing documents to which the Depositor is a party and (b) any expenses, indemnities or other liabilities that it may incur under this Section 5.09 only to the extent it receives funds designated for such purposes or to the extent it has funds available that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Depositor incurred in accordance with the Depositor’s certificate of incorporation and all financing documents to which the Depositor is a party. In addition, no amount owing by the Depositor hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, the Depositor arising out of or based upon this Section 5.09, against any stockholder, employee, officer, agent, director or authorized person of the Depositor or of any Affiliate thereof (other than with respect to any obligation of the Contributor as set forth in the last sentence of the foregoing paragraph); provided, however, that the foregoing shall not relieve any such Person or entity of any liability they might otherwise have as a result of fraudulent actions or willful misconduct or omissions taken by them.
     Section 5.10. Merger or Consolidation of, or Assumption of the Obligations of, Depositor. Subject to Section 5.13 hereof, any Person (i) into which the Depositor may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Depositor shall be a party, (iii) succeeding to the business of the Depositor, or (iv) exercising control directly or indirectly of the Depositor, which Person in any of the foregoing cases executes an agreement of assumption acceptable, in their respective absolute discretion, to each of the Agent and the Indenture Trustee, to perform every obligation of the Depositor under this Agreement and the other Transaction Documents to which the Depositor is a party, will be the successor to the Depositor under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, that (a) immediately after giving effect to such transaction, (1) no representation or warranty made pursuant to Section 3.02(a) would have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and (2) no event that, after notice or lapse of time, or both, would become a Servicer Event of Default, an Event of Default or a Termination Event, shall have occurred and be continuing, (b) the Depositor shall have delivered to the Agent and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, conversion, merger, or succession and such agreement or assumption comply with this Section and Section 5.13(iii) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (c) the Depositor shall have delivered to the Agent and the Indenture Trustee an Opinion of Counsel either (1) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Noteholders in the Receivables, and reciting the details of such filings, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest, and (d) the organizational documents of the Person surviving or resulting from such transaction shall contain provisions the same in substantive effect as those of the Depositor’s articles of incorporation in respect of the issuance of debt, the independent director and bankruptcy remoteness. The Depositor shall provide written notice of any merger, consolidation, conversion, or succession pursuant to this Section and Section 5.13(iii) to the Agent. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (a) through (e) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii), (iii) or (iv) above.
     Section 5.11. Limitation on Liability of Contributor, Depositor and Others. Each of the Contributor and the Depositor and any director or officer or employee or agent of the Depositor or the Contributor may rely in good faith on the written advice of counsel, Opinion of Counsel, Officer’s Certificate, or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Contributor nor the Depositor shall be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Contributor or the Depositor, as the case may be, may undertake any reasonable action that it may in good faith deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of the Contributor or the Depositor, as the case may be.
     Section 5.12. Contributor and Depositor May Own Notes. The Contributor or the Depositor and any Person controlling, controlled by, or under common control with the Contributor or the Depositor may in their individual or any other capacities become the owner or pledgee of Notes with the same rights as it would have if it were not the Contributor or the Depositor or an Affiliate thereof, except as otherwise specifically provided herein. Notes so owned by or pledged to the Contributor and the Depositor or such controlling, controlled or commonly controlled Person shall have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Notes, as the case may be.

     Section 5.13. Additional Covenants of the Depositor. The Depositor shall not do any of the following, without (a) the prior written consent of the Majority Holders, and (b) the prior written consent of the Indenture Trustee, who shall, without any exercise of its own discretion, also provide its written consent to the Depositor upon receipt by it of a copy of the written consent of the Majority Holders:
     (i) engage in any business or activity other than those set forth in the certificate of incorporation and bylaws of the Depositor or amend the Depositor’s certificate of incorporation and by laws other than in accordance with its terms as in effect on the date hereof;
     (ii) incur any indebtedness, or assume or guaranty any indebtedness of any other entity;
     (iii) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or
     (iv) without the affirmative vote of 100% of the members of the board of directors of the Depositor, including the independent directors, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or State law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Depositor or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.
Article VI
Administration and Servicing of Receivables
     Section 6.01. Appointment and Duties of the Servicer.
     (a) The Issuer hereby appoints Bay View Acceptance as the Servicer for an initial term commencing on the Closing Date, which term shall be automatically extended for successive 364-day terms, until the Notes are paid in full, unless the Agent, in its sole discretion, delivers a Servicer Termination Notice as set forth below. The Servicer hereby agrees that, as of the date hereof, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of each successive term to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. At any time during the initial term or any subsequent term, the Agent may, in its sole discretion, deliver to the Servicer a written notice (a “Servicer Termination Notice”) providing that the then current Servicer’s duties as Servicer shall terminate at the end of the then current term.
     (b) The Backup Servicer, if not then acting as successor Servicer, may be terminated as Backup Servicer at any time, with or without cause and without payment of the Backup Servicer Termination Fee. If the Backup Servicer is acting as successor Servicer, (i) the Backup

Servicer may be terminated pursuant to the terms of Section 10.02, or (ii) the Agent may terminate the term of the Backup Servicer at any time for any reason, subject to the payment of the Backup Servicer Termination Fee, upon sixty (60) days’ written notice to the Backup Servicer. The Agent may terminate the term of the Backup Servicer upon five (5) days’ written notice, and the Backup Servicer shall not be entitled to the Backup Servicer Termination Fee, if the Agent has determined in its reasonable credit judgment that the Backup Servicer has engaged in willful misconduct or gross negligence in the performance of its duties hereunder.
     (c) The Servicer shall service, administer and make collections on the Receivables, and perform the other actions required of the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with its customary and usual collection procedures. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending monthly statements to Obligors, reporting any required tax information to Obligors, policing and foreclosing on the collateral (including the Financed Vehicles), accounting for collections and furnishing the Weekly Servicer Report, the Monthly Servicer Report, the Pre-Funding Servicer Report and annual statements to the Backup Servicer, the Indenture Trustee and the Agent with respect to distributions, and performing the other duties specified herein (it being understood that if the Backup Servicer is acting as successor Servicer, it shall not be required to issue Weekly Servicer Reports). The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and the Insurance Policies, to the extent that such Dealer Agreements and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors (it being understood that if the Backup Servicer is acting as successor Servicer, it shall have no duty to enforce such Dealer Agreements). To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Indenture Trustee, on behalf of the Trust, to execute and deliver, on behalf of the Noteholders and the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is Supplemental Servicing Fees or any other fees that are property of the Servicer or are otherwise de minimis (i.e., less than twenty dollars ($20)) or if it would forego collection in accordance with its customary procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Indenture Trustee, on behalf of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 6.02 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Indenture Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Indenture Trustee, on behalf of the Trust, to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Indenture Trustee, on behalf of the Trust, shall furnish, at the Servicer’s expense, the Servicer with any powers of attorney and other documents which the Servicer may reasonably request in writing and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement; provided, however, that if the Backup Servicer is the successor Servicer, it shall be reimbursed for all out-of-pocket expenses incurred in connection with the enforcement of the Receivables and shall not be responsible for expenses incurred in connection with such powers of attorney necessary to satisfy its administrative and servicing duties hereunder. The Servicer shall furnish to the Owner Trustee, the Indenture Trustee, and the Agent from time to time such additional information regarding the Backup Servicer, the Issuer or the Transaction Documents as the Owner Trustee, the Backup Servicer, the Indenture Trustee or the Agent shall reasonably request.
     Section 6.02. Realization upon Receivables. (a) On behalf of the Noteholders and the Issuer and consistent in all material respects with the standards, policies and procedures required by the Collection Policy, the Servicer shall repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which ten percent (10%) or more of a Scheduled Obligor Payment remains unpaid for one hundred eighty (180) or more days from the date on which it is due and payable. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 6.01, which practices and procedures may include reasonable efforts to realize upon any recourse to the Dealers (it being understood that if the Backup Servicer is acting as successor Servicer, it shall have no duty to enforce such remedy), selling the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that there is a reasonable likelihood that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, for deposit into the Backup Servicer Account) as soon as practicable, but in no event later than two (2) Business Days after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts may be retained by the Servicer (and shall not be required to be deposited into the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, into the Backup Servicer Account)) to the extent of such expenses. The Servicer shall recover such reasonable expenses based on the information contained in the Monthly Servicer Report delivered on the related Determination Date. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Recoveries with respect to such Receivable.
     (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, the act of commencement shall be deemed to be an automatic assignment from the Indenture Trustee to the Servicer of the rights under such Dealer Agreement for purposes of collection only. If, however, in any enforcement suit or legal proceeding, it is held that the Servicer may not enforce a Dealer Agreement on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, the Indenture Trustee, at the Servicer’s expense, or the Issuer, at the Issuer’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, including bringing suit in its name or the name of the Issuer, the Depositor, the Contributor or the Indenture Trustee for the benefit of the Noteholders. All amounts recovered (less the expenses of such enforcement) shall be remitted directly by the Servicer to the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, to the Backup Servicer Account) as soon as practicable, but in no event later than two (2) Business Days after receipt thereof.
     Section 6.03. Insurance. (a) The Servicer shall monitor the status of each Insurance Policy in accordance with its customary servicing procedures (it being understood that if the Backup Servicer is acting as successor Servicer, it shall have no duty to monitor the status of any Insurance Policy). If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in Section 3.02(a) of the Contribution Agreement and Section 3.02(a) of this Agreement (including during the repossession of such Financed Vehicle), the Servicer may, but shall not be required to, in accordance with its customary practice, enforce the rights of the holder of the Receivable thereunder to require the Obligor to obtain such physical loss and damage insurance.
     (b) To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any of the Insurance Policies referred to in Section 6.03(a) which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Indenture Trustee, shall take such reasonable action as shall be necessary to permit recovery under any of the foregoing Insurance Policies. Any amounts collected by the Servicer under any of the foregoing Insurance Policies shall be deposited into the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, to the Backup Servicer Account) within two (2) Business Days of receipt.
     (c) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer and Indenture Trustee on behalf of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer and Indenture Trustee under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Indenture Trustee, at the Servicer’s expense, or the Contributor, at the Contributor’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Indenture Trustee for the benefit of the Noteholders.
     Section 6.04. Maintenance of Security Interests in Vehicles. (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps as are necessary to maintain perfection of the security interest created in the name of the Contributor by each Receivable in the related Financed Vehicle on behalf of the Indenture Trustee, including but not limited to obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Indenture Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Indenture Trustee as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Indenture Trustee is insufficient without a notation on the related Financed Vehicle’s Certificate of Title, or without fulfilling any additional administrative requirements under the laws of the State in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Indenture Trustee, the parties hereto agree that the Contributor’s designation as the secured party on the Certificate of Title is, with respect to each secured party, as applicable, in its capacity as agent of the Indenture Trustee. The Servicer shall provide copies of all such filings to the Indenture Trustee, the Agent and the Custodian. If the Backup Servicer is acting as successor Servicer, it shall be reimbursed pursuant to Section 5.03(b) of the Indenture for any costs incurred by it in performing its duties pursuant to this Section 6.04.
     (b) Upon the occurrence of a Termination Event, Servicer Event of Default or Event of Default, the Servicer (if the Servicer is Bay View Acceptance or a successor to the business of Bay View Acceptance) (the “Original Servicer”), at the written direction of the Majority Holders, shall take or cause to be taken such action as may, in the judgment of the Majority Holders, be necessary or desirable to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee on behalf of the Issuer and the Noteholders by amending the title documents of such Financed Vehicles or by such other reasonable means as may be necessary or prudent, and shall deliver to the Indenture Trustee any Custodian File or portion thereof that has been released by the Indenture Trustee to the Servicer and is then in the possession of the Servicer, including any original Certificates of Title. The Servicer shall, and if the Servicer has been removed or otherwise fails to, the Contributor shall pay or reimburse all costs and expenses related to such perfection or re-perfection (the “Reliening Expenses”) on demand. If the Servicer is the Backup Servicer or any other Person acting in the capacity of successor Servicer, upon the occurrence of a Termination Event, Servicer Event of Default or Event of Default, such successor Servicer at the written direction of the Majority Holders shall take or cause to be taken such action as may, in the opinion of counsel to the Agent, which opinion shall be an expense of the Majority Holders (but shall be reimbursable to the Majority Holders in accordance with the Indenture), be necessary or desirable to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee on behalf of the Issuer and the Noteholders by amending the title documents of such Financed Vehicles or by such other reasonable means as may, as set forth in such opinion of counsel to the Agent, be necessary or prudent and shall deliver to the Indenture Trustee any Custodian File or portion thereof that has been released by the Indenture Trustee to the Servicer and is then in the possession of the Servicer, including any original Certificates of Title. The Original Servicer shall pay or reimburse all Reliening Expenses on demand. If such successor Servicer is the Backup Servicer, such successor Servicer may, if it so chooses, attempt to employ a third party to perform the perfection and re-perfection duties under this Section 6.04(b) either prior to, or after the occurrence of, a Termination Event, Servicer Event of Default or Event of Default and, if after making reasonable efforts to employ such a third party such successor Servicer is unable to enter into an agreement with such a third party to perform such duties, the Agent shall identify and employ a third party to perform the perfection and re-perfection duties under this Section 6.04(b) and such successor Servicer shall only be required to provide such reasonable cooperation and assistance to such third party as may be necessary in connection with the perfection and re-perfection duties under this Section 6.04(b). In any case, such successor Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance, or cooperating and assisting in the performance, of any of the duties under this Section 6.04(b) if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it prior to the expenditure or risk of such funds or incurrence of financial liability. In addition, prior to the occurrence of a Termination Event, Servicer Event of Default or Event of Default, the Agent may instruct the Servicer to take or cause to be taken such action, and instruct the Indenture Trustee to use its best efforts to cooperate and assist the Servicer with any such action, as may, in the judgment of the Majority Holders or the Agent, be reasonably necessary to perfect or re-perfect the security interest in the Financed Vehicles securing the Receivables in the name of the Indenture Trustee on behalf of the Issuer and the Noteholders, including by amending the Certificates of Title related to such Financed Vehicles to reflect the security interest of the Indenture Trustee in the related Financed Vehicle or by such other reasonable means as may be necessary or prudent.
     The Servicer hereby makes, constitutes and appoints the Indenture Trustee acting through its duly appointed officers or any of them, its true and lawful attorney, for it and in its name and on its behalf, for the sole and exclusive purpose of authorizing said attorney to execute and deliver as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to show the Indenture Trustee as lienholder or secured party on the Certificate of Title relating to a Financed Vehicle. Notwithstanding anything herein to the contrary, the Indenture Trustee shall be under no obligation to file or prepare financing statements or continuation statements, or to take any action or to execute any further documents or instruments in order to create, preserve or perfect the security interest granter hereunder, such obligations being solely the obligations of the Servicer.
     Section 6.05. Servicing Fee; Payment of Certain Expenses by Servicer. On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Servicing Fee and any late fees, prepayment charges, including any administration fees or similar charges owed by an Obligor under a Receivable, for the related Collection Period pursuant to Section 5.03(b) of the Indenture. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Noteholders). The Servicer shall be liable for the fees and expenses of the Independent Accountants.

     Section 6.06. Servicer Report; Monthly Servicer Report; Pre-Funding Servicer Report.
     (a) No later than 1:00 p.m. New York time on the Business Day prior to any proposed Funding Date, the Servicer shall deliver to the Indenture Trustee, the Backup Servicer, the Agent and the Issuer a Weekly Servicer Report for the preceding week executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary whether the conditions for a Subsequent Transfer on the next Funding Date will be satisfied, and (ii) a certification that all Receivables are Eligible Receivables, that the Collateral Test Amount is not less than zero (0), that the Issuer is in compliance with Section 3.15 of the Indenture, and whether any Termination Event or Event of Default has occurred (it being understood that if the Backup Servicer is acting as successor Servicer, it shall not be required to issue Weekly Servicer Reports).
     (b) No later than 1:00 p.m. New York time on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Backup Servicer, the Agent and the Issuer a Monthly Servicer Report for the related Collection Period executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary (including whether a Termination Event has occurred) to enable the Indenture Trustee to make any withdrawal and deposit required by Section 5.03(a) of the Indenture, to give any notice required by Section 7.02 of the Indenture and make the distributions required by Section 5.03(b) of the Indenture, (ii) all information necessary to enable the Indenture Trustee to send the statements to Noteholders required by Section 5.05 of the Indenture, (iii) a listing of each Receivable which became a Defaulted Receivable during the related Collection Period, identified by account number, and (iv) a certification that all Receivables are Eligible Receivables, that the Collateral Test has been met, and that the Issuer is in compliance with Section 3.15 of the Indenture (it being understood that if the Backup Servicer is acting as successor Servicer, this clause (iv) shall require only a certification that the Collateral Test has been met). In addition to the information set forth in the preceding sentence, the Monthly Servicer Report shall also contain the following information: (i) the Aggregate Receivables Balance, the Average Delinquency Ratio, the Average Default Ratio and the Excess Spread for such Determination Date; (ii) whether any Termination Event has occurred as of such Determination Date; and (iii) whether any Termination Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date.
     (c) No later than 1:00 p.m. New York time, the Servicer shall deliver to the Indenture Trustee, the Backup Servicer and the Agent a Pre-Funding Servicer Report executed by a Responsible Officer of the Servicer in the form attached hereto as Exhibit H.
     Section 6.07. Annual Statement as to Compliance; Notice of Servicer Event of Default; Annual and Quarterly Financial Statements. (a) The Servicer shall deliver to the Indenture Trustee, the Agent, the Backup Servicer and the Issuer, on or before April 30th of each year, an Officer’s Certificate signed by any Authorized Officer of the Servicer, for such fiscal year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
     (b) Each party hereto shall deliver to the other parties hereto and the Agent promptly (and in no event later than two (2) Business Days) after a Responsible Officer of such Person has obtained knowledge or notice thereof, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Event of Default under Section 10.01.
     (c) Bay View Acceptance will deliver to the Indenture Trustee, the Backup Servicer and the Agent, on or before April 30th of each year, a copy of the consolidated balance sheet of Bay View Acceptance and its subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
     (d) Bay View Acceptance shall deliver to the Indenture Trustee, the Backup Servicer and the Agent within forty-five (45) days after the end of each fiscal quarter, a consolidated balance sheet of Bay View Acceptance and its subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of such fiscal year then ended setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by an Authorized Officer of Bay View Acceptance as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Bay View Acceptance and its subsidiaries in accordance with generally accepted accounting principles, subject only to normal year-end audit adjustments and the absence of footnotes.
     Section 6.08. Annual Independent Accountants’ Report. (a) The Servicer shall cause, at its expense, the Independent Public Accountants to deliver to the Indenture Trustee, the Agent, and the Backup Servicer, on or before April 30th of each year, with respect to such fiscal year, a statement (the “Accountant’s Report”) addressed to the Board of Directors of the Servicer, to the effect that such firm has audited the financial statements of the Servicer and issued its report thereon and that such audit: (i) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (ii) included tests relating to the servicing of automobile installment sales contracts serviced for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers (the “Program”), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement; (iii) included an examination of the delinquency and loss statistics relating to the Servicer’s portfolio of automobile installment sales contracts; and (iv) except as described in the statement, disclosed no exceptions or errors in the records relating to automobile, van, sport utility vehicle and light truck loans serviced for others that, in the firm’s opinion, generally accepted auditing standards requires such firm to report. The Accountants’ Report shall further state that: (1) a review in accordance with agreed upon procedures was made of three randomly selected Monthly Servicer Reports; (2) except as disclosed in the Accountants’ Report, no exceptions or errors in the Monthly Servicer Reports so examined were found; and (3) the delinquency and loss information relating to the Receivables contained in the Monthly Servicer Reports were found to be accurate.
     (b) Notwithstanding the foregoing, if the Backup Servicer is acting as successor Servicer, it shall only be required to deliver to the Indenture Trustee, the Agent and the Noteholders, on or before April 15th of each year, with respect to the most recently ended fiscal year of the Backup Servicer, a copy of its annual SAS-70 and its audited financial statements for such fiscal year.
     Section 6.09. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Indenture Trustee, the Backup Servicer, the Agent and the Noteholders reasonable access to the documentation regarding the Receivables. Each of the Depositor, the Issuer and the Servicer will permit any authorized representative or agent designated by the Indenture Trustee, the Backup Servicer, the Agent or any Noteholder to visit and inspect any of the properties of the Depositor, the Issuer or Servicer, as the case may be, to examine the corporate books and financial records of the Depositor, the Issuer or Servicer, as the case may be, its records relating to the Receivables, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Depositor, the Issuer or the Servicer, as the case may be, with its principal officers, as applicable, and its independent accountants. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section 6.09 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 6.09 as a result of such obligation shall not constitute a breach of this Section 6.09. Any Noteholder, by its acceptance of a Note (or by acquisition of its beneficial interest therein), shall be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it pursuant to this Section 6.09, except as may be required by applicable law.
     Section 6.10. Recalculation of Monthly Servicer Report. (a) On or before each Determination Date, the Servicer will deliver to the Indenture Trustee, the Agent and the Backup Servicer the Monthly Servicer Report, and to the Backup Servicer a computer diskette (or other electronic transmission) in a format acceptable to the Backup Servicer containing such information with respect to the Receivables as of the close of business on the last day of the preceding Collection Period as is necessary for preparation of the Monthly Servicer Report. The Backup Servicer shall use such computer diskette (or other electronic transmission) to compare against the information specified in Section 6.10(b)(iii) contained in the Monthly Servicer Report delivered by the Servicer, and the Backup Servicer shall certify to the Agent that it has recalculated the Monthly Servicer Report in accordance with this Section 6.10 and shall notify the Servicer, the Agent and the Indenture Trustee of any discrepancies, in each case, on or before the related Payment Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Payment Date, but in the absence of a reconciliation, the Monthly Servicer Report shall control for the purpose of calculations and payments with respect to the related Payment Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Monthly Servicer Report by the related Payment Date, (i) the Backup Servicer will notify the Indenture Trustee, and (ii) the Servicer shall cause a firm of Independent Public Accountants, at the Servicer’s expense, to audit the Monthly Servicer Report and, prior to the fifth calendar day of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Monthly Servicer Report for such next succeeding Determination Date. In addition, the Servicer shall, if so requested by the Majority Holders, deliver to the Backup Servicer (i) within five (5) Business Days of demand therefor a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables and (ii) within fifteen (15) Business Days of demand therefor a copy of such other information as is reasonably requested by the Majority Holders for the purpose of reconciling such discrepancies. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.
     (b) The Backup Servicer shall review each Monthly Servicer Report delivered pursuant to Section 6.10(a) and shall, based upon the information provided from the Servicer under Section 6.10(a):
          (i) confirm that such Monthly Servicer Report is complete on its face;
          (ii) load or open the computer diskette or other electronic file (which shall be in a format acceptable to the Backup Servicer) received from the Servicer pursuant to Section 6.10(a) hereof, confirm that such computer diskette is in a readable form and compare the Receivable Balance of the Receivables on an aggregate basis to that set forth in such Monthly Servicer Report and give notice of any discrepancy to the Agent; and
          (iii) recalculate the Monthly Available Funds, the Principal Payment Amount, the Note Interest, the Backup Servicer Fee, the Servicing Fee, the Indenture Trustee Fee, and the amount on deposit in the Spread Account in the Monthly Servicer Report based solely on the balances and calculations specifically set forth in the Monthly Servicer Report, and compare such calculations to those set forth in the Monthly Servicer Report. To the extent of any discrepancy, the Backup Servicer shall give notice thereof to the Agent. The Backup Servicer’s obligation shall be limited to the mathematical recalculation of the amounts set forth in this Section 6.10(b)(iii) based on the Monthly Servicer Report.
     In addition, the Servicer shall, if so requested by the Backup Servicer, deliver to the Backup Servicer its Collection Records and its monthly records promptly after demand thereof, and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables.

     Section 6.11. Fidelity Bond. The Servicer hereby represents and warrants that it has obtained and shall continue to maintain in full force and effect a fidelity bond in such form and amount as is customary for prudent servicers acting as custodian of funds and documents in respect of consumer contracts similar to the Receivables on behalf of institutional investors.
     Section 6.12. No Offset. Prior to the termination of this Agreement, the obligations of the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, whether in respect of this Agreement, any Receivable, or otherwise; provided, however, that no other claim, defense or right of the Servicer shall be limited by this Section 6.12.
     Section 6.13. Delivery of Backup Tapes to Backup Servicer. (a) In addition to the information to be delivered by the Servicer to the Backup Servicer on or before each Determination Date pursuant to Section 6.10(a), the Servicer shall deliver to the Backup Servicer, or its designated agent, a computer diskette (or other electronic transmission), in a format acceptable to the Backup Servicer or its designated agent, as the case may be, with the loan master file and history information in the form attached hereto as Exhibit F on or prior to the Closing Date in the case of the Initial Receivables, and on or prior to the related Funding Date in the case of Subsequent Receivables (or, if there are less than two Funding Dates during any calendar month, on each Determination Date and on the last calendar day of such month, or, if such day is not a Business Day, on the next succeeding Business Day), which loan master file and history information shall be sufficiently detailed to enable the Backup Servicer to maintain records sufficient to assume the role of successor Servicer pursuant to this Agreement.
     (b) In addition to the information required to be delivered by the Servicer to the Backup Servicer or its designated agent on or before each Determination Date pursuant to Section 6.10(a) and on or prior to the Closing Date and each Funding Date pursuant to Section 6.13(a), the Servicer shall deliver the loan master file and history information to the Backup Servicer or its designated agent on the Determination Date occurring in July, 2005 (with respect to the period from and including the Initial Cutoff Date to the last day of the related Collection Period) and on the Determination Date occurring every six months thereafter in the form attached hereto as Exhibit F in writing and on a computer diskette (or other electronic transmission) in a format acceptable to the Backup Servicer or its designated agent, as the case may be, and as at such other times as may be requested by the Agent or the Backup Servicer upon prior written notice to the Servicer, provided that the Backup Servicer or the Agent, as applicable, shall deliver a copy of any such notice by the Backup Servicer or the Agent to the Backup Servicer or the Agent simultaneously with its delivery of such notice to the Servicer. The Backup Servicer shall have no obligation to verify the information delivered to it pursuant to this Section 6.13(b); the Backup Servicer shall be responsible only for loading each computer diskette and confirming that each such computer diskette is in readable form.
     Section 6.14. Covenants of Servicer. The Servicer hereby makes the following covenants to the other parties hereto on which the Indenture Trustee shall rely in accepting the Receivables in trust. Except for a release to an insurer in exchange for insurance proceeds paid by such insurer resulting from a claim for the total insured value of a vehicle, the Servicer shall not (i) release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by or on behalf of the Obligor thereunder or repossession, (ii) impair the rights of the Noteholders in the Receivables, (iii) change the Annual Percentage Rate with respect to any Receivable, except as may be required by applicable law or as permitted by Section 7.01(b) or (iv) otherwise modify any Receivable except as permitted by this Agreement. In addition, the Servicer shall service the Receivables as required by the terms of this Agreement and in material compliance with its current servicing procedures for servicing all of its comparable motor vehicle contracts.
     Section 6.15. Purchase of Receivables upon Breach. The Servicer, the Depositor, the Issuer or the Indenture Trustee shall inform the other parties to this Agreement and the Agent promptly, in writing, upon the discovery of any breach of Section 6.01, 6.02, 6.03, 6.04, 6.11, 6.14 or 7.01 hereof; provided, however, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. Unless the breach shall have been cured by the last day of the first full Collection Period following such actual knowledge or receipt of notice by an Authorized Officer of the Servicer, the Servicer shall purchase as of the Business Day preceding the Determination Date relating to the respective Collection Period any Receivable that is materially and adversely affected by such breach or which materially and adversely affects the interests of any Noteholder (which shall include any Receivable as to which a breach of Section 6.02 has occurred). In consideration of the purchase of such Receivable, the Servicer shall remit the Repurchase Price in the manner specified in Section 3.03(a) hereof. The Indenture Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section. The purchase obligation set forth in this Section shall, except as provided below, be the sole remedy of the Indenture Trustee, the Issuer and the Noteholders with respect to any of the aforementioned breaches by the applicable Servicer; provided, however, that the Servicer shall indemnify the Issuer, the Indenture Trustee, the Backup Servicer and the Noteholders and each of their respective officers, employees, directors, agents and representatives against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. No predecessor or successor Servicer shall be responsible for the acts or omissions of such predecessor or successor Servicer. Upon receipt of the Repurchase Price and any related indemnity payments, the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, as are prepared by the Servicer and delivered to the Indenture Trustee and are necessary to vest in the Servicer or such designee the Issuer’s right, title and interest in the Receivable. Indemnification by the Servicer under this Section 6.15 shall survive the termination of this Agreement (or, in the case of indemnification of the Indenture Trustee or the Backup Servicer, shall survive the resignation or removal of the Indenture Trustee or Backup Servicer, respectively).
     If the Servicer fails to repurchase any Receivable or make any indemnity payment which it is so required to acquire or make pursuant to this Section by the date specified, the Indenture Trustee shall be obligated promptly to notify the Contributor and the Agent of such failure, and the Contributor shall be obligated to purchase the Receivable or make such payment within five (5) Business Days following such notification and to deposit the Repurchase Price into the Collection Account or make such payment.
     Section 6.16. Custodian Files. The Servicer hereby agrees to hold each Custodian File and each document part thereof in the Servicer’s possession at any time and for any reason in trust for the benefit of the Indenture Trustee and the Noteholders. The Servicer agrees to promptly deliver to the Custodian each Custodian File and each and every document part thereof when the Servicer’s need therefor in connection with its duties hereunder no longer exists, unless the associated Receivable has been liquidated and the Servicer has certified the same to the Custodian in accordance with the provisions of the Custodian Agreement. The Servicer agrees to hold the Custodian Files and documents contained therein that are in its possession in accordance with the same standards required of the Custodian under the Custodian Agreement. The Servicer agrees that all Custodian Files in its possession shall be held at its chief executive office as specified in Section 8.01(b)(x) hereof or at such other location identified from time to time to the Indenture Trustee and the Agent; provided, however, that the Servicer may temporarily move a Custodian File without such identification as necessary to conduct its servicing activities for a period not to exceed thirty (30) days. If the Backup Servicer is acting as the successor Servicer and performs any duties pursuant to this Section 6.16, it shall be reimbursed pursuant to Section 5.03(b) of the Indenture for any costs incurred by it in performing such duties.
Article VII
Collections
     Section 7.01. Collection of Receivable Payments; Modification and Amendment of Receivables. (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Insurance Policies and the rest of the Trust Estate in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Indenture Trustee with respect thereto (it being understood that if the Backup Servicer is acting as successor Servicer, it shall have no duty to enforce any Dealer Agreements). The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.
     (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor’s regular due date to a date within thirty (30) days in which such due date occurs or (ii) re-amortize the scheduled payments on the Receivable following a partial prepayment of principal, but not to extend the final maturity of the Receivable. In no event shall the Servicer reduce the APR on any Receivable below 4%.
     (c) The Servicer may grant payment extensions on a Receivable (excluding those modifications permitted by Section 7.01(b)) in accordance with its customary procedures if the Servicer believes in good faith that such extension is necessary to avoid a default on such Receivable, will maximize the amount to be received with respect to such Receivable, and is otherwise in the best interests of the Noteholders; provided that in no event shall a Receivable be extended such that any payment thereon would be due after the month immediately following the month in which the Maturity Date occurs; provided, further, that no extensions may be granted by the Servicer until at least three consecutive Scheduled Obligor Payments have been received by Servicer under the related Receivables; provided, further, that no more than one extension per year shall be permitted on any Receivable and no more than 3 extensions total shall be permitted on any Receivable; provided, further, that no extension may be granted on any Receivable within 6 months following the date of origination thereof; and provided, further, that as of the last day of any Collection Period, the aggregate Receivable Balance of Receivables the term of which has been extended during the twelve month period ending on the last day of such Collection Period shall not exceed 3.0% of the Aggregate Receivable Balance (excluding any Holiday Pay Receivables extended under the Holiday Pay Receivables Program) measured as of the last day of such Collection Period.
     (d) The Servicer shall direct Obligors to make all payments on the Receivables to be made directly to one or more post office boxes established and maintained in the name of the Indenture Trustee on behalf of the Noteholders designated by the Servicer prior to the Closing Date and set forth on Exhibit G hereto (the “Post Office Boxes”) (or, if the Backup Servicer is acting as successor Servicer, to the Backup Servicer Lockbox); provided, however, that with respect to Obligors who have amounts debited from a bank account, payments shall be directed to a bank account set forth on Exhibit G hereto at the Local Bank (the “Local Bank Account”) (or, if the Backup Servicer is acting as successor Servicer, to the Backup Servicer Account). Until the occurrence of a Servicer Event of Default, or until a Termination Event shall have occurred and be continuing and the Majority Lenders elect to direct the Indenture Trustee that the Servicer shall no longer have access to the Post Office Boxes, the Indenture Trustee agrees that the Servicer shall have access to the Post Office Boxes at all times. The Servicer shall remove all payments on the Receivables from the Post Office Boxes on each Business Day and shall deposit such amounts in the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, for deposit into the Backup Servicer Account) by the end of each such Business Day; provided, that if the Servicer is unable to remove any such payments from the Post Office Boxes by 2:00 p.m. (Pacific time) on any Business Day because such payments have not been delivered by such time or the Post Office Boxes are inaccessible as a result of circumstance beyond the control of the Servicer, then the Servicer shall remove such payments and deposit them into the Local Bank Account (or the Backup Servicer Account, as applicable) prior to 2:00 p.m. (Pacific time) on the first Business Day upon which such payments were available for removal from the Post Office Boxes. The Servicer shall remit to the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, to the Backup Servicer Account) by the end of each Business Day on which the Servicer receives any other payments made by or on behalf of the Obligors with respect to a Receivable, including all Actual Payments, Insurance Proceeds, Recoveries, Principal Reduction Amounts, Repurchase Prices and all proceeds relating to the repossession or disposition of the Financed Vehicles (including recourse payments received from Dealers with respect to a breach of a representation or warranty of such Dealers under the Dealer’s Agreements and any State tax refunds), to the extent such payments are received by the Servicer by 2:00 p.m. (Pacific time), or by the end of the following Business Day, with respect to any such payments received after such time.
     (e) The Servicer shall cause to be deposited into the Collection Account all Collections in the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, in the Backup Servicer Account) that are cleared funds within two (2) Business Days of deposit therein.

     (f) With respect to each Receivable (other than a Repurchased Receivable), payments actually received from or on behalf of the Obligor shall be applied hereunder: first, to interest and principal in accordance with the simple interest method to the extent necessary to bring such Receivable current; second, in connection with the redemption of a defaulted Receivable, to reimburse the Servicer for reasonable and customary out-of-pocket expenses incurred by the Servicer in connection with such Receivable; third, to Supplemental Servicing Fees; and fourth, to principal in accordance with the simple interest method.
     (g) On each Transfer Date, to the extent that Monthly Available Funds would not otherwise be sufficient to satisfy amounts through clause Thirteenth of Section 5.03(b) of the Indenture on the related Payment Date, the Servicer may, but will not be required to, advance and remit to the Indenture Trustee for deposit in the Collection Account, in such manner as will ensure that the Indenture Trustee will have immediately available funds on account thereof by 11:00 a.m. New York City time on the next succeeding Payment Date, an amount (a “Servicer Advance”) equal to any payment due under any Receivable during the prior Collection Period but unpaid during such Collection Period. In consideration of each Servicer Advance the Servicer will be entitled to retain any late payment fees recovered from the Obligor with respect to any Receivables payment covered by a Servicer Advance. In addition, the Servicer will be reimbursed for Servicer Advances from funds in the Collection Account in accordance with Section 5.03 of the Indenture.
Article VIII
Representations, Warranties and Covenants
     Section 8.01. Covenants, Representations and Warranties of the Servicer. The Servicer hereby makes the following representations, warranties and covenants to the Issuer, the Depositor, the Backup Servicer, the Agent and the Indenture Trustee and the Noteholders on which the Issuer and the Indenture Trustee rely in accepting the Receivables in trust and in connection with the performance by the Indenture Trustee and the Backup Servicer of their respective obligations hereunder. The representations and warranties speak as of the execution and delivery of this Agreement, on the Closing Date, and as of each Funding Date, but shall survive each sale of the Receivables to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture:
     (a) The Servicer covenants that, except as expressly otherwise permitted pursuant to the terms of this Agreement:
     (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein.
     (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Indenture Trustee or the Noteholders in the Receivables, the Dealer Agreements, the Insurance Policies or any other part of the Trust Estate.

     (iii) Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to or permit in the future (upon the occurrence of a contingency or otherwise) the creation, incurrence or existence of any Lien on or restriction on transferability of any Receivable (except for the Lien of the Indenture Trustee and the restrictions on transferability imposed by this Agreement and the Indenture) or (B) file or authorize the filing of any UCC financing statements with respect to the Receivables in any jurisdiction that names the Issuer as a debtor and any Person other than the Indenture Trustee as a secured party, or sign any security agreement authorizing any secured party thereunder to file any such financing statement with respect to the Receivables.
     (iv) Compliance with Law. The Servicer shall comply with all applicable laws in connection with performing its obligations hereunder.
     (v) Closing Date Certificates. The Servicer shall act in a manner that conforms with those representations and warranties contained in the Certificates executed by it and delivered to Patton Boggs LLP in connection with certain Opinions of Counsel with respect to certain bankruptcy law matters delivered on the Closing Date. The Indenture Trustee and the Agent, on behalf of the Noteholders, has received a certification that the weighted average loan-to-value of the Aggregate Receivable Balance in the Pool is less than 130% on the Closing Date.
     (b) The Servicer represents and warrants as follows:
     (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement.
     (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement and the other Transaction Documents to which it is a party) requires or shall require such qualification.
     (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Transaction Documents to which the Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Transaction Documents to which the Servicer is a party have been duly authorized by the Servicer by all necessary corporate action.
     (iv) Binding Obligation. This Agreement and the other Transaction Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (v) No Violation. The execution, delivery and performance by the Servicer of this Agreement, the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Servicer is a party, and the fulfillment of the terms of this Agreement and the Transaction Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, loan agreement, mortgage, deed of trust or other material instrument or agreement to which the Servicer is a party or by which it is bound or any of its properties are subject, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust or other material instrument or agreement or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties, or in any way materially adversely affect the interest of the Noteholders or the Indenture Trustee in any Receivable or any other asset included in the Trust Estate or adversely affect the Servicer’s ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
     (vi) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement, any of the Transaction Documents or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (D) seeking to adversely affect the federal income tax or other federal, State or local tax attributes of the Notes or (E) that could have a material adverse effect on the Notes. To the Servicer’s knowledge, there are no proceedings or investigations pending or threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties relating to the Servicer which might adversely affect the federal income tax or other federal, State or local tax attributes of the Notes.
     (vii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

     (viii) Approvals. The Servicer (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, which violation materially and adversely affects the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Transaction Document or any Receivable, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business which failure to obtain will materially and adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Transaction Document or any Receivable and (iii) is not in violation of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially and adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries, the Servicer’s ability to perform its obligations hereunder or under any other Transaction Document or any Receivable.
     (ix) Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.
     (x) Chief Executive Office; Jurisdiction of Organization. The chief executive office of the Servicer is located at 1840 Gateway Drive, Suite 300, San Mateo, California 94404 and its sole jurisdiction of organization is the State of Nevada. The Servicer has not had any other chief executive office during the five-year period immediately preceding the Closing Date. All books and records relating to the Receivables and the other assets included in the Trust Estate are located (and have been located for the five-year period immediately preceding the Closing Date) at the chief executive office of the Servicer.
     (xi) Taxes. The Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.
     (xii) No Injunctions. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Servicer or its obligations under, or the validity and enforceability of, this Agreement or any other Transaction Document to which it is a party.
     (xiii) Practices. The practices used or to be used by the Servicer, to monitor collections with respect to the Receivables and repossess and dispose of the Financed Vehicles related to the Receivables will be, in all material respects, in conformity with the requirements of all applicable federal and State laws, rules and regulations, and this Agreement. The Servicer is in possession of all State and local licenses (including all debt collection licenses) required for it to perform its services hereunder, and none of such licenses has been suspended, revoked or terminated.
     Section 8.02. Purchase of Receivables upon Breach of Representation and Warranty. (a) The Contributor, the Depositor, the Servicer, the Backup Servicer, the Issuer, the Agent or the Indenture Trustee, as the case may be, shall inform all such other Persons and other parties to this Agreement promptly, in writing, upon the discovery of any breach of the Servicer’s covenants or representations and warranties pursuant to Section 8.01; provided, however, that the failure to give any such notice shall not derogate from any obligation of the Servicer hereunder to repurchase any Receivable; further, provided, that the Issuer, the Indenture Trustee, the Agent and the Backup Servicer shall have no duty to inquire or to investigate the breach of any of such covenants or representations and warranties. Unless the breach shall have been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach, the Servicer shall have an obligation, and the Indenture Trustee shall (provided that a Responsible Officer either has actual knowledge or has received written notice thereof) make demand upon the Servicer, to repurchase as of the Business Day preceding the Determination Date relating to the respective Collection Period any Receivable materially and adversely affected by the breach. In consideration of the purchase of the Receivable, the Servicer shall remit the Repurchase Price in the manner specified in Section 3.03(a) of the Contribution Agreement and Section 3.03(a) of this Agreement. The sole remedy (except as set forth in Section 8.02(b)) of the Indenture Trustee and the Noteholders with respect to a breach of the Servicer’s covenants or representations and warranties pursuant to Section 8.01 shall be the right to require the Servicer to repurchase Receivables pursuant to this Section 8.02 and to offset the purchase price against amounts owed to the Servicer hereunder.
     (b) In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Servicer, the Servicer shall indemnify the Contributor, the Depositor, the Indenture Trustee, the Backup Servicer, the Issuer, the Owner Trustee (as such and in its individual capacity), the Agent, the Custodian and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to a breach of the covenants or representations and warranties set forth in Section 8.01. Indemnification by the Servicer under this Section 8.02(b) shall survive the termination of this Agreement (or, in the case of indemnification of the Indenture Trustee or the Backup Servicer, shall survive the resignation or removal of the Indenture Trustee or Backup Servicer, respectively).
     (c) Notwithstanding anything herein to the contrary, the Backup Servicer as successor Servicer shall have no duty to repurchase any Receivable pursuant to Section 8.02(a) or to make any indemnification provided for in Section 8.02(b) with respect to the covenant set forth in Section 8.01(a)(v) and the representation set forth in Section 8.01(b)(x).
     Section 8.03. Representations of Backup Servicer. The Backup Servicer makes the following representations and warranties to the Issuer, the Servicer and the Agent, on which the Issuer relies in accepting the Receivables in trust, and the Servicer relies in connection with the performance of its obligations hereunder. The representations and warranties speak as of the execution and delivery of this Agreement, on the Closing Date, and as of each Funding Date, but shall survive each sale of the Receivables to the Issuer and the subsequent pledge thereof to the Indenture Trustee pursuant to the Indenture:
     (a) The Backup Servicer has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.
     (b) The Backup Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Backup Servicer by all necessary corporate action.
     (c) This Agreement shall constitute a legal, valid, and binding obligation of the Backup Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.
     (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of association or by-laws of the Backup Servicer, or any material indenture, agreement, or other instrument to which the Backup Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to the Backup Servicer of any court or of any federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Backup Servicer or its properties.
     (e) There are no proceedings or investigations pending or, to the Backup Servicer’s best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Backup Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement.
Article IX
The Servicer and Backup Servicer
     Section 9.01. Liability of Servicer; Indemnities. (a) The Servicer shall be liable hereunder only to the extent of the obligations in this Agreement and the other Transaction Documents to which it is a party specifically undertaken by the Servicer and the representations made by the Servicer.
     (b) The Servicer shall defend, indemnify and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), the Depositor, the Indenture Trustee, the Backup

Servicer, the Agent, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.
     (c) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), the Depositor, the Indenture Trustee, the Backup Servicer, the Agent, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such parties through (i) the breach by the Servicer of its obligations under this Agreement or any other Transaction Document to which the Servicer is a party in its capacity as Servicer, or (ii) the negligence, willful misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which the Servicer is a party in its capacity as Servicer.
     (d) The Servicer shall indemnify, defend, and hold harmless the Issuer, the Owner Trustee (as such and in its individual capacity), the Depositor, the Indenture Trustee, the Backup Servicer, the Agent and their respective officers, directors, agents and employees and the Noteholders from and against any taxes (other than income or capital gains taxes related to the sale of the Notes) that may at any time be asserted against the Indenture Trustee, the Owner Trustee (as such and in its individual capacity), or the Issuer with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, franchise, or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.
     (e) The Servicer shall indemnify, defend and hold harmless the Indenture Trustee and the Backup Servicer and their respective officers, directors, employees and agents, from and against any and all costs, expenses, losses, claims, damages and liabilities (including attorneys fees and expenses), arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein, under the Indenture and any related Transaction Documents; provided, however, that the Servicer shall not be liable to the Indenture Trustee or the Backup Servicer for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Indenture Trustee or the Backup Servicer, respectively.
     (f) The Servicer shall indemnify, defend and hold harmless the Owner Trustee, its officers, directors, employees and agents, from and against any and all costs, expenses, losses, claims, damages and liabilities (including attorneys fees and expenses), arising out of or incurred in connection with, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements which may at any time be imposed on, incurred by, or asserted against the Owner Trustee in any way relating to or arising out of this Agreement, the other Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Owner Trustee.
     (g) For purposes of this Section 9.01, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to Section 9.02) as Servicer pursuant to Section 10.01, a non-extension of the servicing term referred to in Section 6.01(a) or a resignation by such Servicer pursuant to this Agreement, such Servicer shall remain the Servicer until a successor Servicer has accepted its appointment pursuant to Section 10.03. The provisions of this Section 9.01(g) shall in no way affect the survival pursuant to Section 9.01(h) of the indemnification by the Servicer provided by Sections 9.01(b), (c), (d), (e) and (f).
     (h) Notwithstanding anything herein to the contrary, indemnification by the Servicer under Sections 9.01(d), (e) and (f) shall not apply to the Backup Servicer in its capacity as successor Servicer. Indemnification under this Article shall survive the termination of this Agreement (or, in the case of indemnification of the Indenture Trustee or the Backup Servicer, shall survive the resignation or removal of the Indenture Trustee or Backup Servicer, respectively) and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.
     (i) Notwithstanding any other provision of this Agreement, the obligations of the Servicer described in this Section shall not terminate or be deemed released upon the resignation or termination of the Servicer and shall survive any termination of this Agreement to the extent that such obligations arise from the Servicer’s actions hereunder while acting as Servicer.
     Section 9.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer and Backup Servicer. (a) The Servicer shall not merge or consolidate with any other Person or permit any other Person to become the successor to the Servicer’s business without the written consent of the Majority Holders. The Servicer shall not merge or consolidate with any other Person, convey or transfer substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer’s business unless, after the merger, consolidation, conveyance, transfer or succession, the successor or surviving entity shall be an Eligible Servicer and shall be capable of fulfilling the duties of the Servicer contained in this Agreement. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance or transfer substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption acceptable to the Majority Holders to perform every obligation of the Servicer under this Agreement and the other Transaction Documents to which it is a party and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement and the other Transaction Documents to which it is a party without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Servicer shall provide written notice of any merger, consolidation or succession pursuant to this Section 9.02(a) to the Issuer, the Owner Trustee, the Depositor, the Noteholders, the Agent and the Indenture

Trustee. Notwithstanding the foregoing, as a condition to the consummation of the transactions referred to in clauses (i), (ii), (iii) and (iv) above, (w) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 8.01 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), no Servicer Event of Default and no event which, after notice or lapse of time or both, would become a Servicer Event of Default, shall have occurred and be continuing, (x) the Servicer shall have delivered to the Indenture Trustee and the Agent an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 9.02(a) and that all conditions precedent, if any, provided for in this Agreement and the other Transaction Documents to which it is a party relating to such transaction have been complied with, and (y) the Servicer shall have delivered to the Agent and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed (or listing which such documents will need to be executed and filed) that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Opinion of Counsel required by this Section shall be an expense of the Servicer.
     (b) Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) which may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) which may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that nothing herein shall be deemed to release the Backup Servicer from any obligation hereunder. In the event that the resulting entity does not meet the eligibility requirements for the Indenture Trustee set forth in the Indenture, the Backup Servicer, upon the written request of the Majority Holders, shall resign from its obligations and duties under this Agreement.
     Section 9.03. Limitation on Liability of Servicer, the Backup Servicer and Others. (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Contributor, the Depositor, the Issuer, the Noteholders or the Agent, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement in the good faith business judgment of the Servicer; provided, however, that this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of bad faith, willful misconduct in the performance of duties, or by reason of negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by the Agent, the Noteholders, the Indenture Trustee and the Backup Servicer respecting any matters arising under this Agreement and any such written advice of counsel shall be full and complete authorization for any action taken or omitted by the Servicer in reliance in good faith and in accordance with such advice.

     (b) The Backup Servicer (i) shall not be liable for its actions or omissions hereunder except for its negligence or willful misconduct, (ii) shall not be responsible for any recitals, statements, representations, or warranties made herein, except those expressly made by it as Backup Servicer and (iii) may conclusively rely upon, and shall be fully protected in acting or refraining from acting in reliance upon, any document, certificate, instrument, opinion, certificate, report, notice, statement, consent, resolution, entitlement order, approval or conversation believed by it to be genuine and made by the proper person and upon opinions of counsel or other experts reasonably selected by it. The Backup Servicer shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Backup Servicer, unless it shall be proven that the Backup Servicer was negligent in ascertaining the pertinent facts with respect to such error of judgment.
     (c) The Backup Servicer shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity satisfactory to it against such risk or liability is not reasonably assured to it prior to the expenditure or risk of such funds or incurring of financial liability.
     (d) The Backup Servicer shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.
     (e) The Backup Servicer may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.
     (f) To the extent that the Backup Servicer is required to be indemnified by the Depositor pursuant to Sections 5.09 hereof, such amounts shall be reimbursable from the Collection Account pursuant to Section 5.03(b) of the Indenture. To the extent that the Backup Servicer is required to be indemnified by the Servicer pursuant to 9.01 hereof and does not receive payment for the applicable indemnified amount from the Servicer, such amounts shall be reimbursable from the Collection Account pursuant to Section 5.03(b) of the Indenture.
     Section 9.04. Delegation of Duties. The Servicer may delegate duties under this Agreement with the prior written consent of the Majority Holders. The Servicer may at any time perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of servicing automotive receivables and may perform other specific duties through such sub-contractors; provided however, that no such delegation or subcontracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.
     Section 9.05. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 9.02, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements, the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Majority Holders do not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Majority Holders. No resignation of the Servicer shall become effective until the Backup Servicer or a successor Servicer acceptable to the Majority Holders that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until a Person acceptable to the Majority Holders that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that in the event a successor Backup Servicer is not appointed within sixty (60) days after the Backup Servicer has given notice of its resignation as permitted by this Section 9.05, the Backup Servicer may petition a court of competent jurisdiction for the appointment of a successor. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any transition expenses, servicing fee or for any differential in the amount of the servicer fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Sale and Servicing Agreement and the transactions set forth or provided for herein or be liable for or be required to make any servicer advances, nor shall the Indenture Trustee be required to act as successor Servicer or perform any duties of the successor Servicer hereunder.
     Section 9.06. Backup Servicer’s Reliance; Liability; Errors. (a) The Backup Servicer may reasonably rely on any records and documentation provided, produced or supplied by the Servicer. The Backup Servicer shall have no liability in connection with the malfeasance or nonfeasance of the Servicer or the inaccuracy of any data provided, produced or supplied by the Servicer. The Backup Servicer shall have no liability for any errors perpetuated by it in the performance of its duties hereunder or under the Transaction Documents as a result of a latent defect in any underlying records or data provided to it by the Servicer except for such latent defects that remain undiscovered or uncorrected as a result of the willful misconduct, bad faith or negligence of the Backup Servicer in the performance of its duties hereunder or under the Transaction Documents.
     (b) The Backup Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to the Backup Servicer, including documents prepared or maintained by the Servicer, or any party providing services related to the Receivables (each, a “third party”). The Backup Servicer shall have no duty, responsibility, obligation or liability (collectively “liability”) for the acts or omissions of any third party. If any error, inaccuracy or omission (collectively “error”) exists in any information provided to the Backup Servicer and such error causes or materially contributes to the Backup Servicer making or continuing any error (a “continuing error”), the Backup Servicer shall have no liability for such continuing error; provided, however, that this provision shall not protect the Backup Servicer against any liability arising from its willful misconduct, bad faith or negligence in discovering or correcting or failing to discover or correct any error or in the performance of its duties contemplated herein.
     (c) If the Backup Servicer becomes aware of any error or continuing error which in the opinion of the Backup Servicer impairs its ability to perform its services hereunder the Backup Servicer may undertake such data or records reconstruction as it deems appropriate to correct any such error or continuing error and to prevent future continuing error. To the extent it is not otherwise reimbursed under this Agreement, the Backup Servicer shall be entitled to recover its costs incurred in correcting any such error or continuing error from the Servicer; provided, however, that the Backup Servicer shall not be entitled to recover any such costs unless it shall have received the written consent of the Indenture Trustee prior to taking any such corrective action pertaining to the error.
Article X
Servicer Events of Default
     Section 10.01. Servicer Event of Default. For purposes of this Agreement, any of the following shall constitute a “Servicer Event of Default”:
     (a) Any failure by the Servicer to deposit, or deliver to the Indenture Trustee for deposit, to the Local Bank Account (or, if the Backup Servicer is acting as successor Servicer, the Backup Servicer Account), the Collection Account or the Spread Account any amount required to be so deposited or delivered therein or any proceeds or payment required to be so delivered under the terms of this Agreement (including deposits of the Repurchase Price pursuant to Section 7.01) that continues unremedied for a period of two (2) Business Days after such deposit, delivery or payment is required to be made by the Servicer;
     (b) Failure by the Servicer to deliver to the Indenture Trustee and the Agent the Monthly Servicer Report required by Section 6.06 within two (2) Business Days after the applicable Determination Date, or any statement required by Section 6.07 or any report required by Section 6.08 shall not have been delivered within five (5) days after the date such statement or report, as the case may be, is required to be delivered;
     (c) Failure on the part of the Servicer (so long as the Backup Servicer is not acting as successor Servicer), or failure on the part of the Depositor or the Contributor, as the case may be, to repurchase a Receivable in accordance with Section 3.03(a), Section 6.15 or Section 8.02 hereof and, in the case of the Contributor pursuant to Section 3.03(a) of the Contribution Agreement, as the case may be, which failure shall continue unremedied for a period of two (2) Business Days after the same is required to be repurchased in accordance with such Sections;
     (d) Failure on the part of the Servicer to observe its covenants and agreements set forth in Section 9.02 or, failure on the part of the Depositor to observe its covenants and agreements in Section 5.10;
     (e) Failure on the part of the Servicer, or failure on the part of the Depositor or the Contributor duly to observe or perform any other covenants or agreements of the Servicer, the Contributor or the Depositor, as the case may be, set forth in this Agreement or any other Transaction Document which failure (i) materially and adversely affects the rights of the Noteholders, and (ii) continues unremedied for a period of twenty (20) days after (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Contributor or the Depositor, as the case may be, by the Indenture Trustee, the Issuer or the Backup Servicer or (B) discovery by a Responsible Officer of the Servicer;
     (f) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Contributor or the Servicer (or, so long as the Contributor is obligated to perform as the Servicer, the Depositor or any other Affiliate of the Servicer, if the Servicer’s ability to service the Receivables is adversely affected thereby) in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or State, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Contributor, the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Contributor, the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or State bankruptcy, insolvency or similar law and such case is not dismissed within sixty (60) days;
     (g) The commencement by the Contributor or the Servicer (or, so long as the Contributor is obligated to perform as the Servicer, the Depositor or any other Affiliate of the Servicer, if the Servicer’s ability to service the Receivables is adversely affected thereby) of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or State, bankruptcy, insolvency or similar law, or the consent by the Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) or of any substantial part of their respective property or the making by Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) of an assignment for the benefit of creditors or the failure by the Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) generally to pay its debts as such debts become due or the taking of corporate action by Contributor or the Servicer (or the Depositor or any other Affiliate of the Servicer, if applicable) in furtherance of any of the foregoing;
     (h) Any representation, warranty or statement of the Servicer, and for so long as the Contributor is obligated to perform as the Servicer, the Depositor or the Contributor, made in this Agreement or with respect to the Contributor or the Depositor, made in the Contribution Agreement or, in each case, any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust Estate or any Noteholder and, within twenty (20) days after written notice thereof shall have been given to the Servicer, the Contributor or the Depositor (as the case may be) by the Indenture Trustee, the Issuer, the Backup Servicer or the Agent, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured;
     (i) Failure on the part of the Servicer to be legally qualified to service the Receivables;
     (j) Any material change made by the Servicer to its Collection Policy with respect to the Receivables without prior written consent of the Agent;
     (k) The occurrence of a Termination Event or Event of Default which has not been waived by the Majority Holders;
     (l) The Agent shall have delivered a Servicer Termination Notice pursuant to Section 6.01(a) or for any reason, Bay View Acceptance ceases to act as Servicer hereunder;
     (m) Tangible Net Worth of the Servicer is at any time less than $35,000,000;
     (n) Failure on the part of the Servicer to have paid-in capital of $50 million or greater;
     (o) Failure on the part of the Servicer to maintain monthly “Minimum Liquidity” (available cash and borrowing capacity for working capital purposes) of $5 million or greater;
     (p) The occurrence of a “Servicer Event of Default” under and as defined in any sale and servicing agreement, pooling and servicing agreement or any similar agreement (a “Similar Servicing Agreement”) with respect to which the Contributor or any of its Affiliates is designated as servicer, subservicer, master servicer or any similar capacity (irrespective of whether it is then acting in such capacity) unless such “Servicer Event of Default” has been permanently waived and (i) none of the Contributor or any of its applicable Affiliates has been terminated as servicer, subservicer, master servicer or other similar capacity under such Similar Servicing Agreement as a result of such Servicer Event of Default and (ii) the Contributor or any applicable Affiliate of the Contributor that acts as servicer, subservicer, master servicer or any similar capacity under such Similar Servicing Agreement retains its right (if any) thereunder to access each collections of receivables thereunder without the prior written consent of third parties, unless such rights are terminated by the Servicer independent of such Servicer Event of Default; or
     (q) If the Backup Servicer is acting as successor Servicer, the failure of the Backup Servicer to be controlled by or under the common control of JPMorgan Chase Bank, N.A.
     Section 10.02. Consequences of a Servicer Event of Default. If a Servicer Event of Default shall occur and be continuing, the Indenture Trustee shall, at the written direction of the Majority Holders or the Agent, by notice given in writing to the Servicer and Backup Servicer, terminate all of the rights and obligations of the Servicer under this Agreement; provided, however, that the Backup Servicer, acting as successor Servicer, may not be terminated pursuant to this Section 10.02 for a Servicer Event of Default set forth in Section 10.01(c), (d), (k), (l), (m), (n), (o) or (p); provided, further, however, that the Backup Servicer, acting as successor Servicer, may be terminated pursuant to clause (p) above if it is also the servicer under the agreements referenced therein with respect to which Bay View Acceptance is the contributor. On or after the receipt by the Servicer of such written notice (unless otherwise directed by the Majority Holders or the Agent and subject to Section 10.03(a)), unless otherwise excluded or modified herein all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes or the Trust Estate or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer; provided, however, that the Backup Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the Backup Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the prior Servicer; and provided further, that the Backup Servicer shall have no obligation to assume the responsibilities of Servicer with fewer than 30 days prior written notice. The Backup Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the prior Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the rest of the Trust Estate and related documents or otherwise. The prior Servicer agrees, if so directed by the Majority Holders or by the Agent, to continue to act as Servicer until the successor Servicer assumes the responsibilities of Servicer, and agrees to cooperate with the Backup Servicer in effecting the termination of the responsibilities and rights of the prior Servicer under this Agreement, including, without limitation, the execution of one or more specific powers of attorney pursuant to Section 10.03(g) at the request of the successor Servicer and the transfer to the Backup Servicer for administration by it of all cash amounts that shall at the time be held by the prior Servicer for deposit, or have been deposited by the prior Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the Backup Servicer or the Custodian, as applicable, of all Custodian Files and Collection Records and a computer tape in readable form containing all information necessary to enable the Backup Servicer or another successor Servicer to service the Receivables and the rest of the Trust Estate. The Servicer agrees that the Indenture Trustee and the Backup Servicer shall eliminate the Servicer’s access to all Post Office Boxes in accordance with certain instructions to be executed by the Servicer giving the Indenture Trustee and Backup Servicer access to the Post Office Boxes, provided that the Indenture Trustee shall not be liable for any access gained by the Servicer to the Post Office Boxes after the Indenture Trustee has used its best efforts to prohibit such access. All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Custodian Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 10.02 shall be paid by the prior Servicer upon presentation of reasonable documentation of such costs and expense s. In addition, any successor Servicer shall be entitled to payment from the immediate predecessor Servicer for reasonable transition expenses incurred in connection with acting as successor Servicer. The prior Servicer shall grant the Depositor, the Indenture Trustee, the Backup Servicer and the Agent reasonable access to the prior Servicer’s premises, computer files, personnel, records and equipment at the prior Servicer’s expense. If requested by the Majority Holders, the Backup Servicer or any other successor Servicer shall terminate any arrangements relating to the Local Bank Account with the Local Bank or the Post Office Boxes, and direct the Obligors to make all payments under the Receivables directly to the successor Servicer at the prior Servicer’s expense (in which event the successor Servicer shall process such payments directly or through a lock-box account established in accordance with the instructions of the Agent or the Majority Holders or, if the Backup Servicer is acting as successor Servicer, through the Backup Servicer Lockbox). The Indenture Trustee shall send copies of all notices given pursuant to this Section 10.02 to the Noteholders and the Agent. The Indenture Trustee and the Backup Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer. When the Trustee or the Backup Servicer incurs expenses after the occurrence of a Servicer Event of Default specified in Section 10.01, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency or similar law.
     Section 10.03. Appointment of Successor. (a) Upon the Servicer’s receipt of a notice of termination pursuant to Section 10.02, or upon the resignation of the Servicer pursuant to Section 9.05, unless the Majority Holders direct otherwise, the Backup Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement; provided, however that the Backup Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any related document or agreement. The Indenture Trustee and such successor shall take such action reasonably requested by the parties hereto, consistent with this Agreement, as shall be necessary to effectuate any such succession.
     (b) Notwithstanding the above, if the Backup Servicer shall be legally unable to act as Servicer, the Indenture Trustee, at the written direction of the Majority Holders, shall appoint any Eligible Servicer as the successor to, the Servicer. Pending such appointment, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 9.05, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 10.02, or the resignation of the Servicer pursuant to Section 9.05.
     (c) Any successor Servicer other than the Backup Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Agreement if the Servicer had not resigned or been terminated hereunder. The Backup Servicer shall be entitled to the applicable Backup Servicing Fees owing to it in accordance with Schedule II hereto.
     (d) Any successor Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to such successor Servicer in connection with succession to Servicer duties, including documents prepared or maintained by the Contributor, the Depositor or the prior Servicer, or any party providing services related to the Receivables (each, a “Third Party”). The Contributor, in its capacity as Servicer, shall indemnify and hold harmless the successor Servicer and its officers, directors, employees and agents, the Issuer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity), the Noteholders and the Agent against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the successor Servicer, the Issuer, the Indenture Trustee, the Owner Trustee (as such and in its individual capacity), the Noteholders and the Agent may sustain in any way (i) solely related to the negligence or misconduct of the Servicer or any such Third Party based upon any matter related to or arising out of this Agreement except for any claims, losses, penalties, fines, forfeitures, legal fees, and related costs and judgments arising from such successor Servicer’s own negligence or willful misconduct; or (ii) solely related to the conduct of such successor Servicer undertaken at the direction of any party hereto or which result from the transfer of servicing to the successor Servicer. The successor Servicer shall have no duty, responsibility, obligation or liability (collectively “liability”) for the acts or omissions of any Third Party. If any error, inaccuracy or omission (collectively “error”) exists in any information provided to a successor Servicer and such error causes or materially contributes to such successor Servicer making or continuing any error (a “continuing error”), such successor Servicer shall have no liability for such continuing error; provided, however, that this provision shall not protect such successor Servicer against any liability arising from its willful misconduct, bad faith or gross negligence in discovering or correcting or failing to discover or correct any error or in the performance of its duties contemplated herein.
     (e) Notwithstanding any other provision of the Agreement to the contrary, any successor Servicer shall not inherit any of the indemnification obligations of any prior servicer including the original servicer.
     (f) Any successor Servicer shall have (1) no obligation to perform any repurchase or advancing obligations, if any, of the prior Servicer, (2) no obligation to pay any taxes required to be paid by the prior Servicer, (3) no obligation to pay any of the fees and expenses of any other party in this transaction and (4) no obligation to pay any fees, expenses or indemnities under Sections 8.02(b) or Section 9.01(d), (e) or (f).
     (g) In order to permit the successor Servicer to more effectively perform its duties and obligations under Section 6.04(b) of this Agreement, the Servicer hereby makes, constitutes and appoints the successor Servicer, acting by or through any one or more of its officers or employees, as the true and lawful attorney-in-fact for the Servicer and in the name place and stead of the Servicer, and for the use and benefit of the Servicer, to take any actions necessary to fulfill the successor Servicer’s obligations under Section 6.04(b), including without limitation, the preparation, execution and/or delivery to the relevant governmental authorities of any filings, notations of release or discharge, termination statements, Certificates of Title, affidavits, releases, satisfactions of lien, certificates and other documents, instruments or showings as may be required to cause the Certificate of Title relating to such Financed Vehicles to be issued to reflect the security interest of the Indenture Trustee in such Financed Vehicles.
     Section 10.04. Notification. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register, and to the Agent.

     Section 10.05. Waiver of Past Defaults. The Supermajority Holders may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except an event resulting from the failure to make any required deposits to, or payments from, the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Article XI
Administration of Trust Duties
     Section 11.01. Administrative Duties.
     (a) Administrative Duties with Respect to the Transaction Documents. The Contributor shall perform all its duties and, unless otherwise specified, the administrative duties of the Issuer under the Transaction Documents. In addition, the Contributor shall consult with the Owner Trustee, the Indenture Trustee and the Agent, as the Contributor deems appropriate regarding the duties of the Issuer under the Transaction Documents. The Contributor shall monitor the performance of the Issuer and shall advise the Owner Trustee, the Indenture Trustee and the Agent, when action is necessary to comply with the Issuer’s duties under the Transaction Documents.
     (b) Duties with Respect to the Issuer. (i) In addition to the duties of the Servicer set forth in this Agreement or any of the other Transaction Documents, the Contributor shall perform such calculations and shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to this Agreement or any of the other Transaction Documents or under State or federal tax or securities laws and shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Transaction Documents, including, without limitation, pursuant to Section 5.1 (with respect to the preparation and filing of tax returns) of the Issuer Trust Agreement.
     (ii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Contributor may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transaction or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Contributor’s good faith business judgment, no less favorable to the Issuer in any material respect.
     (c) Records. The Contributor shall maintain appropriate books of account and records relating to its duties performed under Section 11.01(a) and (b) hereof, which books of account and records shall be accessible for inspection by the Owner Trustee, the Indenture Trustee and the Agent at any time during normal business hours.

Article XII
Termination of Agreement
     Section 12.01. Term. This Sale and Servicing Agreement shall remain in effect until termination of the Indenture in accordance with its terms.
     Section 12.02. Effect of Termination. Upon termination of this Sale and Servicing Agreement in accordance with its terms, the Servicer shall, at the direction of the Issuer, promptly return all files and any related files and correspondence in its possession as are related to the management of the Receivables and the services provided hereunder. If the Backup Servicer is acting as the successor Servicer, it shall be reimbursed pursuant to Section 5.03(b) of the Indenture for any costs incurred by it in performing its duties pursuant to this Section 12.02.
Article XIII
Miscellaneous Provisions
     Section 13.01. Amendment. This Agreement may only be amended by mutual written consent of the parties hereto and with the prior written consent of the Majority Holders; provided, however, that, no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on the Receivables or payments that shall be required to be made on any Note without the consent of each Noteholder affected thereby, or (b) reduce the percentage of Noteholders, if any, required to consent to any such amendment, without the consent of the Holder of all Notes then outstanding or eliminate the right of the Noteholders to consent to any change described in clause (a) affecting the Noteholders without the consent of the Noteholders; provided, further, that no such amendment shall amend or modify any provision of Section 3.02(a) hereof without the consent of the Supermajority Holders. No amendment made to the Transaction Documents to which the Servicer has duties thereunder without the Servicer’s written consent, shall be effective as to the Servicer, to the extent such amendment is disadvantageous in any respect to the Servicer.
     Section 13.02. Waivers. The provisions of this Agreement may only be waived by written consent of the Majority Holders and the Issuer, the Depositor, the Contributor and/or the Servicer, if any such party is adversely affected thereby. The failure of any party hereto at any time to require performance by any other party hereto of any provision of this Agreement shall in no way affect that party’s right to enforce such provision, nor shall the waiver by any party of any breach of any provision of this Agreement be taken or held to be a waiver of any further breach of the same provision or any other provision.
     Section 13.03. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or mailed by first-class registered or certified mail, postage prepaid, or by telephonic facsimile transmission and overnight delivery service, postage prepaid, in any case addressed as follows:

To the Servicer:	Bay View Acceptance Corporation 1840 Gateway Drive, Suite 300
San Mateo, California 94404

Attention: Counsel
Phone: (650) 312-6807
Fax: (650) 573-6381

To the Backup Servicer:	Systems & Services Technologies, Inc.
4315 Pickett Road
St. Joseph, Missouri 64503
Attention: John Chappell, President
Phone: (816) 671-2022
Attention: Joseph Booz, Executive Vice
President and General Counsel
Phone: (816) 671-2028
Fax: (816) 671-2029

To the Administrative Agent:	JP Morgan Chase Bank, N.A.
Asset Backed Finance
Suite IL1-0594
1 Bank One Plaza
Chicago, Illinois 60670-0079
Fax: (312) 732-1844

Harris Nesbitt Corp.
Address: 115 S. LaSalle St., Floor 13W
Chicago, IL 60603
Attn: Conduit Administration
Phone: 312-461-5640
Fax: 312-461-3189
Email: fundingdesk@harrisnesbitt.com

To the Initial Purchasers:	Falcon Asset Securitization
Asset Backed Finance
Suite IL1-0079
1 Bank One Plaza
Chicago, IL 60670-0079
Fax: 314-732-3600

Fairway Finance Company, LLC
Address: c/o Lord Securities Corporation
48 Wall Street, 27th Floor
New York, New York 10005

Attn: Orlando Figueroa
Phone: (212) 346-9007
Fax: (212) 346-9012
Email: of@lordspv.com

Copy to:

Harris Nesbitt Corp.
Address: 115 S. LaSalle St., Floor 13W
Chicago, IL 60603
Attn: Conduit Administration
Phone: 312-461-5640
Fax: 312-461-3189
Email: fundingdesk@harrisnesbitt.com

To the Indenture Trustee	JPMorgan Chase Bank, N.A.
600 Travis St., 9th Floor
Houston, Texas 77002
Attn: Structured Finance – Bay View 2005
Phone: (713) 216-3682
Fax: (713) 216-4880

To the Issuer:	Bay View 2005 Warehouse Trust
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Phone: (302) 636-6119
Fax: (302) 636-4148

With a copy to:

Bay View Acceptance Corporation
1840 Gateway Drive, Suite 300
San Mateo, CA 94404

Attention: Counsel
Phone: (650) 312-6807
Fax: (650) 573-6381

To the Depositor:	Bay View Warehouse Corporation 1840 Gateway Drive, Suite 401
San Mateo, CA 94404

Attention: Counsel
Phone: (650) 312-6807
Fax: (650) 573-6381

With a copy to:

Bay View Acceptance Corporation
1840 Gateway Drive, Suite 300
San Mateo, CA 94404

Attention: Counsel
Phone: (650) 312-6807
Fax: (650) 573-6381
     Notices to each of the Noteholders shall be sent to the address specified for such Person in the Indenture or the Note Purchase Agreement. Such notice, request, consent or other communication shall be deemed given when so delivered.
     Section 13.04. Severability of Provisions. If one or more of the provisions of this Agreement shall be held invalid for any reason, such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions. To the extent permitted by law, the parties hereto hereby waive any law which renders any provision of this Agreement prohibited or unenforceable.
     Section 13.05. Rights Cumulative. All rights and remedies under this Agreement are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.
     Section 13.06. No Offset. Prior to the termination of this Agreement, the obligations of the Depositor and the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which such Person may have against the Issuer, the Contributor, the Depositor, the Servicer, any Noteholder, the Agent or the Indenture Trustee, whether in respect of this Agreement, any Receivable or otherwise.
     Section 13.07. Powers of Attorney. The Issuer shall, from time to time, provide to the employees of the Servicer, the Backup Servicer and the Indenture Trustee limited, revocable powers of attorney or other such written authorizations as may be appropriate to enable the Servicer, the Backup Servicer and the Indenture Trustee to perform its respective obligations under this Agreement and the Indenture; provided, however, that the Issuer shall not be required to provide such powers with respect to any matter for which the Issuer does not have authority to perform itself.
     Section 13.08. Assignment and Binding Effect. Except with respect to the grant of this Agreement by the Issuer to the Indenture Trustee under the Indenture and as expressly provided herein, this Agreement may be assigned only with the written consent of the parties hereto and the Majority Holders; however, in the event of an assignment, all provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.
     Section 13.09. Captions. The article, paragraph and other headings contained in this Agreement are for reference purposes only, and shall not limit or otherwise affect the meaning hereof.
     Section 13.10. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on that date, but may be made on the next succeeding Business Day.
     Section 13.11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts including by facsimile or other electronic means, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
     Section 13.12. Governing Law. This Agreement shall be deemed entered into with and shall be governed by and interpreted in accordance with the laws of the State of New York (including New York General Obligations Law Sections 5-1401 and 5-1402 but otherwise without regard to the conflict of laws principles thereof).
     Section 13.13. Consent to Jurisdiction. (a) To the fullest extent permitted by applicable law, the parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transaction or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State Court or in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.
     (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.
     (c) Each of the Issuer, the Contributor, the Servicer, and the Depositor agrees that until such time as the Notes have been paid in full, each of the Issuer, the Contributor, the Servicer, and the Depositor shall have appointed, with prior written notice to the Agent, an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process (which as of the date of this Agreement is Registered Agent Solutions located at 1773 Western Avenue, Albany, NY 12203). Each of the Issuer, the Contributor, the Servicer, and the Depositor agrees that service of such process upon such Person shall constitute personal service of such process upon it. The Backup Servicer has appointed an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process (which as of the date of this Agreement is National Corporate Research, Ltd. located at 225 West 34th Street, New York, NY 10122). The Backup Servicer agrees that service of such process upon such Person shall constitute personal service of such process upon it.
     Section 13.14. Trial by Jury Waived. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or the transaction. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.
     Section 13.15. Parties. Except as set forth in Section 13.18 hereof, this Agreement shall inure solely to the benefit of and shall be binding upon the parties hereto, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision contained herein.
     Section 13.16. Relationship of the Parties. The relationship of the parties to this Agreement is that of independent contractors. Neither this Agreement nor any of the activities contemplated hereby shall be deemed to create any partnership, joint venture, agency or employer/employee relationship among the Servicer and the Issuer.
     Section 13.17. No Bankruptcy Petition Against the Issuer or the Depositor. The parties hereto agree that, prior to the date that is one year and one day after the payment in full of all Outstanding Notes, none of them will institute against the Issuer, the Depositor or any

Noteholder or join any other Person in instituting against the Issuer, the Depositor or any Noteholder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under the laws of the United States or any State of the United States. This Section 13.17 shall survive the termination of this Agreement.
     Section 13.18. Third Party Beneficiaries. This Agreement shall inure to the benefit of the Agent and the Indenture Trustee on behalf of the Noteholders, the Agent and the Financial Institutions and their respective successors and assigns. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement which expressly confer rights upon the Issuer, any Noteholder, the Agent or the Indenture Trustee shall be for the benefit of and run directly to such Noteholder, the Agent and the Indenture Trustee, and such Noteholder, the Agent and the Indenture Trustee shall be entitled to rely on and enforce such covenants to the same extent as if it or they were a party hereto. Except as expressly stated otherwise herein or in the other Transaction Documents, any right of the Agent or the Majority Holders to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Agent or the Majority Holders in its or their sole and absolute discretion.
     Section 13.19. Reports to Holders. Any report, notice or financial statement delivered pursuant to this Agreement by the Servicer to the Noteholders shall be provided by such Persons to each Noteholder at the address last provided to the Servicer by the Indenture Trustee or such Noteholder.
     Section 13.20. Obligations of Depositor. The obligations of the Depositor under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.
     Section 13.21. Subsequent Pledge. The Depositor acknowledges that (i) the Issuer will grant the Receivables and related Deposited Assets along with the Issuer’s rights and benefits under this Agreement to the Indenture Trustee pursuant to the terms of the Indenture and (ii) the terms and provisions hereof are intended to benefit the Noteholders. The Depositor hereby consents to such grant. The parties hereto hereby acknowledge that the representations and warranties contained in this Agreement and the rights of the Issuer under this Agreement are intended to benefit the Indenture Trustee on behalf of the Noteholders, the Agent and the Financial Institutions. The Depositor acknowledges that the Indenture Trustee on behalf of the Noteholders, the Agent and the Financial Institutions, as assignees of the Issuer’s rights hereunder may directly enforce, without making any prior demand on the Issuer, all the rights of the Issuer hereunder, including, without limitation, the rights under Section 3.03(a) hereof.
     Section 13.22. Protection of Title to Trust. (a) Neither the Issuer, the Contributor nor the Depositor shall change its name, identity, jurisdiction of organization or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Issuer, the Depositor or the Contributor in accordance with paragraph (a) above seriously misleading within the meaning of §9-506 of the UCC, unless it shall have given the Indenture Trustee, the Noteholders and the Agent at least sixty (60) days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements and shall have delivered an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables and the other items of the Trust Estate, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. Neither the Issuer, the Contributor nor the Depositor shall become or seek to become organized under the laws of more than one jurisdiction.
     (b) Each of the Issuer, the Depositor and the Contributor shall give the Indenture Trustee and the Agent at least sixty (60) days’ prior written notice of any relocation of its principal executive office or State of incorporation and shall promptly file any amendment of any previously filed financing or continuation statement or any new financing statement necessary or desirable to continue the perfection of the Depositor’s, the Issuer’s or the Indenture Trustee’s interests in the Receivables and the rest of the Trust Estate and shall have delivered an Opinion of Counsel (A) stating that, in the opinion of such counsel, all amendments to all previously filed financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the other items of the Trust Estate, and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest. The Servicer shall at all times maintain each office from which it shall service Receivables, its principal executive office and its jurisdiction of incorporation, within the United States of America.
     (c) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.
     (d) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables and Deposited Assets to the Issuer, the Servicer’s master computer records (including any back-up archives) that refer to a Receivable and Deposited Assets shall indicate clearly (including by means of tagging the Issuer) the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer. Indication of the Issuer’s ownership of a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the Receivable shall have been paid in full or repurchased.
     (e) If at any time the Contributor or the Depositor or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Servicer shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly (including by means of tagging) that such Receivable has been sold and is owned by the Issuer.

     (f) The Servicer shall permit the Indenture Trustee, the Agent and their respective agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Servicer’s records regarding any Receivable. If the Backup Servicer is acting as successor Servicer, the Indenture Trustee and the Agent shall give reasonable notice of any such audit or inspection and such inspection shall be conducted in a manner that does not cause undue disruption or interference with the Backup Servicer’s business.
     (g) Upon request, the Servicer shall furnish to the Indenture Trustee and the Agent, within two (2) Business Days, a list of all Receivables (by account number and name of Obligor) then held as part of the Trust Estate, together with a reconciliation of such list to the schedule of Receivables attached to each Depositor Assignment as Schedule I and to each of the Monthly Servicer Reports furnished before such request indicating removal of Receivables from the Trust Estate.
     (h) The Servicer shall deliver to the Indenture Trustee and the Agent:
     (1) upon the execution and delivery of this Agreement, each Depositor Assignment and each amendment to any such document, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements (and releases of financing statements) and continuation statements have been executed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the rest of the Trust Estate, and reciting the details of the expected filings thereof or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and
     (2) within ninety (90) days after the beginning of each calendar year beginning with calendar year 2006, an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Receivables and the rest of the Trust Estate, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Such Opinion of Counsel shall also describe the filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to preserve and protect the interest of the Indenture Trustee in the Receivables, until March 31 in the following calendar year.
     (i) If the Backup Servicer is acting as the successor Servicer, it shall be reimbursed pursuant to Section 5.03(b) of the Indenture for any costs incurred by it in performing its duties pursuant to this Section.
     Section 13.23. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer under the Issuer Trust Agreement, and in no event shall Wilmington Trust Company or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder (or under any other Transaction Document), as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other Transaction Document, the Owner Trustee and Wilmington Trust Company shall be entitled to the benefits of the Issuer Trust Agreement.
     Section 13.24. Integration. This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
     Section 13.25. Limitation on Recourse. Notwithstanding any provision herein to the contrary, the obligations of the Depositor and the Issuer shall not be a general obligation of, or construed as permitting recourse to, such entity; it being understood that the sole recourse of any party with respect to the payment obligations of the Depositor or the Issuer shall be the Monthly Available Funds and such obligations shall be paid in accordance with the priority of payments set forth in Section 5.03(b) of the Indenture.
     Section 13.26. Repurchase Option. The Depositor may, within the 10-day period immediately following the securitization of a portion of the Pool, repurchase Delinquent Receivables from the Pool in an amount not to exceed the aggregate amount of Receivables securitized/sold out of the Pool in connection with the securitization/whole loan sale multiplied by the lesser of: (a) the amount of Delinquent Receivables in the Pool immediately prior to such securitization divided by the aggregate amount of Receivables in the Pool immediately prior to such securitization, and (b) two percent (2%) of the Receivables in the Pool at the time of such repurchase.
     Section 13.27. Amendment and Restatement. This Agreement is an amendment and restatement of the Prior Agreement. On and after the Effective Date of this Agreement, each reference in the other Transaction Documents to the “Sale and Servicing Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Prior Agreement shall mean and be a reference to this Agreement. The amendment and restatement of the Prior Agreement shall not constitute a novation or termination of the Transaction Documents and all obligations thereunder are in all respects continuing with only the terms thereof being modified as provided herein or in any other amended, restated, supplement or otherwise modified Transaction Document.

     In Witness Whereof, the Issuer, the Depositor, the Indenture Trustee and the Servicer and the Backup Servicer have caused this Sale and Servicing Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

Bay View 2005 Warehouse Trust, as Issuer

By:	Wilmington Trust Company,
not in its individual capacity but solely
as Owner Trustee on behalf of the Issuer

By:

Name:
Title:
Signature Page to Sale and Servicing Agreement

Bay View Warehouse Corporation, as Depositor

By:

Name:
Title:

2

JPMorgan Chase Bank, N.A., as Indenture Trustee

By:

Name:
Title:

3

Systems & Services Technologies, Inc., as Backup Servicer

By:

Name:
Title:

4

Bay View Acceptance Corporation, as Servicer and as Contributor

By:

Name:
Title:

5

Exhibit A
Form of Assignment
     This Assignment and Assumption Agreement (“Assignment”) is made as of                     , 200___ (the “Deposit Date”), by and between Bay View Warehouse Corporation, a Delaware corporation (“Assignor”), and Bay View 2005 Warehouse Trust, a Delaware statutory trust (“Assignee”), with reference to the following facts:
Recitals:
     A. In connection with the deposit of certain receivables and related assets of Assignor in conjunction with the issuance on the Closing Date of variable funding notes (the “Notes”) by the Assignee, Assignee and the Assignor have executed the Sale and Servicing Agreement dated as of June 20, 2005 (the “Sale and Servicing Agreement”).
     B. In connection with the Sale and Servicing Agreement, the Assignor desires to assign and transfer to Assignee all of Assignor’s right, title and interest in and to each of the Receivables listed in Schedule I hereto and the related Deposited Assets (the “Assets”).
     C. Assignee desires to accept the Assignment and transfer of the Assets on the Deposit Date.
     D. Terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement.
     Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in consideration of the mutual covenants set forth herein, the Assignor and Assignee hereby agree as follows:
     1. Assignment. The Assignor hereby assigns, conveys, grants and transfers, without recourse except as provided in the Sale and Servicing Agreement, to Assignee (and the successors and assigns of Assignee) the following property:
     1.1. The Assignor’s right, title and interest in and to the Receivables described and listed on Schedule I hereto and related Financed Vehicles and Deposited Assets.
     1.2. All of Assignor’s right, title and interest in and to the Financed Vehicles.
     1.3. All of Assignor’s rights, title and interest in the other Deposited Assets relating to each such Receivable.
     2. Further Assurances. The Assignor and Assignee each hereby agree to provide such further assurances and to execute and deliver such documents and to perform all such other acts as are necessary or appropriate to consummate and effectuate this Assignment, including, without limitation, those set forth in Section 5.01 of the Sale and Servicing Agreement.
     3. Distinct Entities. The Assignor and Assignee hereby acknowledge that for all purposes the Assignor and Assignee are each separate and distinct legal entities. Accordingly,

the Assignor shall not be liable to any third party for the debts, obligations and liabilities of the Assignee; and Assignee shall not be liable to any third party for the debts, obligations and liabilities of the Assignor.
     4. Governing Law. This Assignment shall be governed by and interpreted in accordance with the laws of the State of New York including Sections 5-1401 and 5-1402 of the New York General Obligations Law but otherwise without regard to the conflicts of law principles thereof.
     5. Authority. The Assignor and Assignee each hereby represent respectively that they have full power and authority to enter into this Assignment.
     6. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.
     7. Successors and Assigns. The Assignor and Assignee each agree that this Assignment will be binding and will inure to the benefit of the Assignor and its successors and assigns and the Assignee and its successors and assigns.
     8. Third Party Beneficiaries. This Assignment shall inure to the benefit of the Indenture Trustee on behalf of the Noteholders and their respective successors and assigns.
     9. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Assignment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer under the Issuer Trust Agreement, and in no event shall Wilmington Trust Company or the Owner Trustee have any liability in respect of the representations, warranties, or obligations of the Issuer hereunder or under any Transaction Document, as to all of which recourse shall be had solely to the assets of the Issuer, and for all purposes of this Agreement and each other Transaction Document, the Owner Trustee and Wilmington Trust Company shall be entitled to the benefits of the Issuer Trust Agreement.

     In Witness Whereof, this Assignment has been executed as of the date first above written.

Bay View Warehouse Corporation, Assignor

By:

Name:

Title:

Bay View 2005 Warehouse Trust, Assignee

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:

Name:

Title:

Schedule I
Loan Schedule

Schedule II
Backup Servicing Fees
I. FEES

A.	Standby Servicing (2)
	1.	One-Time Setup Fee		$5,000
	2.	Monthly Fee		$3,000 per month

B.	Successor Servicing (3)
	1.	One Time Boarding Fee		$5.00 per loan
	2.	Monthly Fee (4) (5)	the greater of	100 bsp or
$5.00 per month
	3.	Minimum Monthly Fee		$3,000
II. EXPENSES
A. Standby Servicing and Transfer Expenses
SST shall be reimbursed for all costs and expenses incurred in connection with its Standby Servicing duties and the transfer of contracts to SST for successor servicing. Such costs and expenses include, but are not limited to, those related to travel, obligor mailings, freight and file shipping.
B. Successor Servicing Expenses (3)
SST shall be reimbursed for all out-of-pocket expenses including, but not limited to, those associated with asset recovery, liquidation, sales, travel, lodging, legal proceedings related to replevin actions or obligor bankruptcies, statement and mailing costs, title processing, bank charges, field calls, and insurance tracking, if any. Additionally, SST shall receive an administrative fee amounting to 8% of the funds advanced by SST to cover any such expenses during any monthly collection period. In order to avoid this administrative fee, Bank One (or another party, as appropriate) may at any time during the term establish and fund an advance account to be utilized by SST to cover all such expenses and costs provided in this section for any monthly collection period. Any such advance account must be fully funded on a monthly basis in an amount sufficient to cover the out-of-pocket expenses projected by SST for each subsequent monthly collection period.
III. MISCELLANEOUS (3)
A. Claim Filing Costs

In the event SST files insurance claims in connection with any contract serviced by SST, SST shall receive $25.00 per filing.
B. Administrative Fees/Servicing Charges
SST shall receive all administrative fees, including extension processing fees, NSF fees and late charges received by SST during any monthly collection period.
C. Deficiency Collections
Under separate agreement, SST may provide deficiency collections services on a contingency fee basis.
D. Legal Fees and Expenses At Cost

(2)	Standby services limited to: (i) monthly receipt of an electronic loan data transmission, including all relevant obligor contact information including address and phone numbers, loan balance, payment information, and comment histories (ii) receipt of and verification some information supplied on the month-end servicer statement.

(3)	These items shall only apply to SST’s performance of successor servicing duties.

(4)	Basis points are annualized (i.e., applicable basis points/12) and shall be based on beginning of month outstanding principal balance of each individual Active Contract, as defined below.

(5)	SST shall receive this fee for all “Active Contracts” for any full or partial month where it functions as the Servicer. Active Contract is defined as any contract other than: (i) prepaid, fully satisfied contracts; (ii) contracts in which the asset has been liquidated and SST has posted the liquidation proceeds or any other anticipated proceeds (e.g., credit enhancement insurance); or (iii) contracts in which SST has completed all work in connection with processing and receiving insurance payoffs. There shall be a $0.50 monthly servicing fee for each contract that is not an Active Contract until such time as SST is duly instructed to write the obligor’s balance down to $0.00.

Exhibit B
Form of Contract

Exhibit C
Contributor’s Underwriting Guidelines

Exhibit D
Monthly Servicer Report

Exhibit E
Bay View Acceptance Corporation’s Collection Policy

Exhibit F
Form of Loan Master File
and History Information

Exhibit G
Weekly Servicer Report

Weekly Report
Bay View 2005 Warehouse Trust

As reported on
For the Week Ending Thursday
A. RECEIVABLE BALANCE RECONCILIATION (excluding Pre-Funded Rec.)

Aggregate
Receivables Balance
1		Principal Receivables Balance of Eligible Receivables (A4 from previous Weekly Report)
2		Subsequent Transfers of Receivables on the Weekly Funding Date
3		Principal Collections (on or prior to last day of the weekly period)	0.00

3	a	Collections (Regular Payments / Scheduled Principal)

3	b	Collections (Principal Payoffs / Prepaid Principal)

3	c	Repurchased Receivables

3	d	Cram-down Losses

3	e	Principal portion of Insurance Proceeds

3	f	Full Charge Offs (Receivable Balance of Defaulted Receivables charged-off but not sold)

3	g	Partial Charge-offs (Charged-off portion of Receivable Balance of Defaulted Receivables sold)

3	h	Repayments related to term securitizations or whole loan sales

4		Principal Receivables Balance (as of end of Weekly Report Period)	0.00

B. RECEIVABLES AVAILABILITY (excl. Pre-Funded Receivables)

	Principal Receivables Balance (as of end of Weekly Report Period)			0.00
		less: Delinquent Accounts (> 60 dpd) (H3)	0.00
1	Aggregate Eligible Receivables Balance			0.00
2	a	1 — 97% multiplied by the Aggregate Eligible Receivables Balance	—

2	b	Current Peak Note Percentage Reserve Amount (D.1 d from most recent Monthly Report)

2		less: Current Peak Note Percentage Reserve Amount (the greater of 2a or 2b)		—
		Amount of principal collections on deposit in the Collection Acct

3	Receivables Available for Funding (B1-B2)			0.00
4	a	less: Current Note Principal Balance related to Receivables (B7 from previous Weekly Report)

4	b	Additional Receivables Available for Funding		0.00
4	c	Requested Additional Note Principal Advance related to Receivables		In Compliance

5	a	Current balance of draws under the Pre-Funding Account (B4 from most recent Pre-Funding Report)

5	b	Amount of Note Principal Balance to be converted from Pre-Funding Advance to a Receivables		0.00
5	c	New balance of draws under the Pre-Funding Account		0.00
6		Actual dollars funded to BVAC		0.00
7		Ending Note Principal Balance related to Receivables		0.00

C. PRE-FUNDING ACCOUNT COLLATERAL

	Current balance of Pre-Funded Receivables (any untagged receivables)

		multiplied by Pre-Funding Advance Percentage (D6 from most recent Monthly Report)

1	Pre-Funded Receivables Balance			—
2	Amount on deposit in the Pre-Funding Account (A4 from the most recent Pre-Funding Report)
3	Current Pre-Funded Collateral (Lower of 1) $15MM or 2) C2			—

D. PRE-FUNDING NOTE PRINCIPAL BALANCE

1	a	Current Note Principal Balance associated with Pre-Funding Advances

1	b	less: Amount of Note Principal Balance to be converted from Pre-Funding Advance to a Receivables Advance	—
1	c	Revised Note Principal Balance relating to Pre-Funding Advances		0.00

2	a	Estimated Weekly Fundings

3	a	Difference between $15MM and amount on deposit in Pre-Funding Acct	15,000,000.00
3	b	Difference between $15MM and Revised Note Principal Balance	15,000,000.00
3	c	Maximum Note Principal Balance available for Pre-Funding Advances (lower of D 3a and D3b)		15,000,000.00

3	d	Request Note Principal Balance Advance related to Pre-Funding Advances

3	e	Does requested Advance exceed Maximum available?		In Compliance
4	Ending Note Principal Balance related to Pre-Funding Advances			0.00

E. NOTE PRINCIPAL AVAILABILITY

1	a	Ending Note Principal Balance related to Receivables		—
1	b	Ending Note Principal Balance related to Pre-Funding Advances		—

1	c	Total Ending Note Principal Balance			—
2	a	Receivables Available for Funding (B3)		0.00
2	b	Pre-Funding Receivables Advance (C7)		0.00
2	Receivables Advance Amount (2a +2b)				0.00
3	Collateral Excess/ (Deficiency)			—
In Compliance with Collateral Test Amount?					In Compliance
4	Maximum Outstanding Note Amount			450,000,000.00
In Compliance with Maximum Outstanding Note Amount?					In Compliance

F. PRO-FORMA NOTE PRINCIPAL AVAILABILITY

1	a	Beginning Note Principal Balance		—
1	b	New Ending Note Principal Balance		0.00
1	Total Funding Request (E 1b ≥ E1a)				0.00
2	a	Amount to be wired to BVAC		0.00
2	b	Amount to be deposited into the Pre-Funding Account		0.00
3	Ending Note Principal Balance				0.00
			New Fundings	Ending Balance
		Falcon Asset Securitization Corporation	—	—
		Fairway Finance Company, LLC	—	—

G. PRO-FORMA COLLATERAL TEST

1	a	Aggregate Receivables Balance		0.00
1	b	Less: Delinquent Accounts (≥ 60 dpd)		—
1	c	Less: Current Peak Note Percentage Reserve Amount (from most recent Monthly Report)		—
1	d	Plus: Amount of principal collections on deposit in the Collection Acct		—
1	Receivables Available for Funding (G1a - G1b - G1c +G1d)				-
2		Pro-forma Pre-Funded Collateral		0.00
3	Receivables Advance Amount				0.00
4	Note Receivables Principal Balance				0.00
5		Collateral Excess/ (Deficiency)			0.00
H. RECEIVABLES DELINQUENCY

	Delinquency Buckets (do not include Defaulted Receivables)	# Loans	Balance
1	61-90

2	91-119

3	120+ (Defaulted but not sold)

4	Total	—	—
I. HEDGE SUMMARY

Notional Amount
1	a	Previous Aggregate Hedge Notional Amount

1	b	Hedges Purchased

1	c	Hedges Sold

1	d	Cash collateral for purchase of hedge/ cap

1	e	Coresponding Notional Amount of hedge/ cap that cash
collateral could support purchase of

1	Ending Hedge Notional Amount			—
2	Required Hedge Amount			—
3	Compliance with Required Hedge Notional Amount			NO
4	a	Weighted average strike price

4	b	Required Strike Price (M. 4b from the most recent Monthly Report)

4	Compliance with Interest Rate Hedge Cap Strike Price			NO

J. COVENANTS

Covenant	Compliance?
BVAC, as Servicer, represents and verifies that all Receivables included in the Aggregate Receivables Balance are Eligible Receivables, as so defined in the Indenture (signature below signifies acceptance of this statement)

BVAC, as Servicer, represents and verifies that no Event of Default or Termination Event has occurred (signature below signifies acceptance of this statement)

BVAC, as Servicer, represents and verifies that a hedge equal to at least the Required Hedge Amount is in effect. (signature below signifies acceptance of this statement)

PARED BY:	/s/ Lisa Staab	APPROVED BY:	/s/ John Okubo

	Lisa Staab		John Okubo
	VP, Controller		Executive VP and CFO
	Bay View Acceptance Corp		Bay View Capital Corp

Exhibit H
Pre-Funding Servicer Report

Pre-Funding Servicer Report
Bay View 2005 Warehouse Trust

For Determination Date:

A. PRE-FUNDING ACCOUNT BALANCE

Balance
Beginning Amount on deposit in the Pre-funding Account

	+	Pre-Funded Amount Advances (fundings received from cp issuance)

	-	Pre-Funded Requested Advances (funds delivered to Bay View)	—

1	Ending Pre-Funding Account Balance			—
B. OUTSTANDING ADVANCES

1	Total balance of outstanding draws

2	less: Paydown from Pre-Funded Receivables converted to a Receivables Advance	—

3	plus: Today’s draw amount	—
4	Ending balance of outstanding draws	—
C. PRE-FUNDED RECEIVABLES (Receivables not “tagged”)

Amount
1	Beginning aggregate balance of Pre-Funded Receivables (C5 from last Pre-Funding Report)

2	+	New Pre-Funded Receivables (as listed in the attached schedule)

3	-	Pre-Funded Receivables that have been Certified (Tagged Rec)

4	-	Collections/ discrepancies in previous Pre-Funded Receivables

5	Ending aggregate balance of Pre-Funded Receivables		0.00
D. PRE-FUNDING ACCOUNT ADVANCE

1	Ending aggregate balance of Pre-Funded Receivables			0.00

2	multiplied by Pre-Funding Advance Percentage

3	Pre-Funding Account Calculated Advance			—
4	Maximum Draw Amount Available under the Pre-Funding Account (lesser of 1 and 3)				—
5	-	Requested Additional Pre-Funded Advance Amount

			Overfunded?	No
6	Pro-forma Ending Balance in the Pre-Funding Account				—
7	Pre-Funding Collateral (Lower of 1) $15MM and 2) A4 + C3)				—